Exhibit 10.1

CLASS A-1 NOTE PURCHASE AGREEMENT

(SECURED FIBER NETWORK REVENUE VARIABLE FUNDING NOTES,
SERIES 2023-2, CLASS A-1)

dated as of August 24, 2023

among

FRONTIER ISSUER LLC,
as the Issuer,

FRONTIER DALLAS TX FIBER 1 LLC,
as AssetCo,

FRONTIER COMMUNICATIONS HOLDINGS, LLC,
as the Manager,

CERTAIN CONDUIT INVESTORS,
each as a Conduit Investor,

CERTAIN FINANCIAL INSTITUTIONS,
each as a Committed Note Purchaser,

CERTAIN FUNDING AGENTS,

and

BARCLAYS BANK PLC,
as the Series 2023-2 Class A-1 Administrative Agent

i

ii

SCHEDULES AND EXHIBITS

SCHEDULE I	Investor Groups and Commitments
SCHEDULE II	Notice Addresses for Investors and Series 2023-2 Class A-1 Administrative Agent
SCHEDULE III	Additional Closing Conditions

EXHIBIT A	Form of Advance Request
EXHIBIT B	Form of Assignment and Assumption Agreement
EXHIBIT C	Form of Investor Group Supplement
EXHIBIT D	Form of Purchaser’s Letter
EXHIBIT E	Form of Voluntary Decrease

iii

CLASS A-1 NOTE PURCHASE AGREEMENT

THIS CLASS A-1 NOTE PURCHASE AGREEMENT, dated as of August 24, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among:

(a)          FRONTIER ISSUER LLC, a Delaware limited liability company, as the issuer (the “Issuer”);

(b)        FRONTIER DALLAS TX FIBER 1 LLC, a Delaware limited liability company (“AssetCo”), which is a direct, wholly-owned subsidiary of the Issuer, together with any additional direct or indirect wholly-owned subsidiaries of the Issuer that become a party hereto after the date hereof pursuant to Section 8.01(i) (together with its permitted successors and assigns, each an “Asset Entity” and collectively, the “Asset Entities”; the Asset Entities and the Issuer being referred to herein each, as an “Obligor” and collectively as the “Obligors”);

(c)        FRONTIER COMMUNICATIONS HOLDINGS, LLC, a Delaware limited liability company, as the manager under the Management Agreement (the “Manager”), solely for purposes of Section 6.02 and 8.01 hereof;

(d)         the several commercial paper conduits listed on Schedule I as Conduit Investors, and their respective permitted successors and assigns (each, a “Conduit Investor” and, collectively, the “Conduit Investors”);

(e)        the several financial institutions listed on Schedule I as Committed Note Purchasers, and their respective permitted successors and assigns (each, a “Committed Note Purchaser” and, collectively, the “Committed Note Purchasers”);

(f)         for each Investor Group, the financial institution entitled to act on behalf of the Investor Group set forth opposite the name of such Investor Group on Schedule I as Funding Agent, and its permitted successors and assigns (each, the “Funding Agent” with respect to such Investor Group and, collectively, the “Funding Agents”); and

(g)        BARCLAYS BANK PLC, as the administrative agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents (together with its permitted successors and assigns in such capacity, the “Series 2023-2 Class A-1 Administrative Agent” or the “Administrative Agent”).

BACKGROUND

1.         Contemporaneously with the execution and delivery of this Agreement, the Issuer, AssetCo and Citibank, N.A., a national banking association, as the indenture trustee (together with its permitted successors and assigns in such capacity, the “Indenture Trustee”), are entering into a series supplement (the “Series 2023-2 Supplement”) to the base indenture, dated as of August 8, 2023 (the “Base Indenture”), which Base Indenture was previously supplemented by a series supplement thereto, dated as of August 8, 2023 (the “Series 2023-1 Supplement”, and the Base Indenture as so supplemented by the Series 2023-1 Supplement, the Series 2023-2 Supplement and any other Series Supplements from time to time, the “Indenture”), pursuant to which the Issuer will issue the Secured Fiber Network Revenue Variable Funding Notes, Series 2023-2, Class A-1 (the “Series 2023-2 Class A-1 Notes”), which may be issued in the form of Uncertificated Notes (as defined in the Indenture).

2.          The Issuer wishes to issue the Series 2023-2 Class A-1 Advance Notes to each Funding Agent on behalf of the Investors in the related Investor Group, and obtain the agreement of the applicable Investors to make advances of loans from time to time (each, an “Advance” or a “Series 2023-2 Class A-1 Advance” and, collectively, the “Advances” or the “Series 2023-2 Class A-1 Advances”) that will constitute the purchase of increases to the Series 2023-2 Class A-1 Outstanding Principal Amount on the terms and conditions set forth in this Agreement. The Series 2023-2 Class A-1 Advance Notes constitute Series 2023-2 Class A-1 Notes.

3.          The Manager has joined in this Agreement to make certain representations, warranties, covenants and agreements for the benefit of each Investor, each Funding Agent and the Series 2023-2 Class A-1 Administrative Agent.

ARTICLE I
DEFINITIONS

SECTION 1.01          Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Indenture and, to the extent not defined therein, in the Series 2023-2 Supplement.  Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of this Agreement.  The following terms shall have the following meanings for purposes of this Agreement:

“Acquiring Committed Note Purchaser” has the meaning set forth in Section 9.17(a).

“Acquiring Investor Group” has the meaning set forth in Section 9.17(c).

“Additional Asset Entity” and “Additional Asset Entities” have the meaning specified in Section 8.01(i).

“Advance” or “Advances” have the meaning set forth in the recitals hereto.

“Advance Request” has the meaning specified in Section 7.03(d).

“Affected Person” has the meaning specified in Section 3.05.

“Aggregate Unpaids” has the meaning specified in Section 5.01.

“Agreement” has the meaning specified in the preamble hereto.  This Agreement shall be a Variable Funding Note Purchase Agreement for all purposes under the Indenture.

“Annual Inspection Notice” has the meaning specified in Section 8.01(d).

“Applicable Agent Indemnified Liabilities” has the meaning set forth in Section 9.05(c).

“Applicable Agent Indemnified Parties” has the meaning set forth in Section 9.05(c).

“Asset Entity” has the meaning specified in the preamble hereto.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Base Rate”  means, for purposes of the Series 2023-2 Class A-1 Notes when applicable pursuant to this Agreement, on any day, a rate per annum equal to the sum of (a) 1.40% plus (b) the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Rate in effect on such day plus 0.50% and (iii) Term SOFR in effect on such day plus 1.00%; provided that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate and the Base Rate will in no event be higher than the maximum rate permitted by applicable law.

“Base Rate Advance” means a Series 2023-2 Class A-1 Advance that bears interest at the Base Rate during such time as it bears interest at such rate, as provided in this Agreement.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 3.04.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Series 2023-2 Class A-1 Administrative Agent on the applicable Benchmark Replacement Date:

(1)	Daily Simple SOFR; or

(2)
the sum of: (i) the alternate benchmark rate that has been selected by the Series 2023-2 Class A-1 Administrative Agent and the Issuer giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable, and (ii) the related Benchmark Replacement Adjustment.

If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Series 2023-2 Class A-1 Administrative Agent and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the related then-current unadjusted Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the related then-current unadjusted Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and frequency of determining rates, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Series 2023-2 Class A-1 Administrative Agent decides (in consultation with the Issuer) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Series 2023-2 Class A-1 Administrative Agent in a manner substantially consistent with market practice (or, if the Series 2023-2 Class A-1 Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Series 2023-2 Class A-1 Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Series 2023-2 Class A-1 Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark, or if the then-current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the applicable Available Tenors of such Benchmark (or such component thereof); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the applicable Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Available Tenors of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the applicable Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the applicable Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each applicable Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.04 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.04.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing” means any increase to the Series 2023-2 Class A-1 Outstanding Principal Amount on any Business Day by the Issuer drawing ratably (or as otherwise set forth herein), at par, additional principal amounts on the Series 2023-2 Class A-1 Notes corresponding to the aggregate amount of the Series 2023-2 Class A-1 Advances made on such Business Day.

“Breakage Amount” has the meaning set forth in Section 3.06.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2023-2 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2023-2 Closing Date.

“Class A-1 Amendment Expenses” means the amounts payable to the Series 2023-2 Class A-1 Administrative Agent, each Funding Agent and each Investor in connection with any amendments, waivers, consents, supplements or other modifications to the Series 2023-2 Supplement or any other Transaction Document pursuant to Section 9.05(a).

“Class A-1 Indemnities” has the meaning specified in Section 9.05(b).

“Class A-1 Taxes” has the meaning specified in Section 3.08(a).

“Commercial Paper” means, with respect to any Conduit Investor, the short-term promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.

“Commitment” means the commitment of each Committed Note Purchaser included in each Investor Group to fund Series 2023-2 Class A-1 Advances pursuant to Section 2.02(a), in an aggregate amount at any one time outstanding up to its Commitment Amount.

“Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I attached hereto opposite such Committed Note Purchaser’s name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to this Agreement pursuant to an Assignment and Assumption Agreement or Investor Group Supplement, the amount set forth therein as such Committed Note Purchaser’s Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.05 or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of this Agreement.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2023-2 Class A-1 Notes Maximum Principal Amount on such date.

“Commitment Term” means the period from and including the Series 2023-2 Closing Date to but excluding the Commitment Termination Date.

“Commitment Termination Date” means the earlier of (i) the Series 2023-2 Class A-1 Anticipated Repayment Date and (ii) the date on which the Commitments are otherwise terminated or reduced to zero in accordance with Section 2.05.

“Committed Note Purchaser” and “Committed Note Purchasers” have the meaning specified in the preamble hereto.

“Committed Note Purchaser Percentage” means, on any date of determination, with respect to any Committed Note Purchaser in any Investor Group, the ratio, expressed as a percentage, which the Commitment Amount of such Committed Note Purchaser bears to such Investor Group’s Maximum Investor Group Principal Amount on such date.

“Competitor” has the meaning set forth in Section 9.17(a).

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose Commercial Paper is rated at least “A-2” from S&P and/or the equivalent rating of another “nationally-recognized statistical rating organization” registered with the SEC, that is administered by the Funding Agent (or for which the related Program Support Provider provides liquidity support) with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.17(b).

“Conduit Investor” and “Conduit Investors” have the meaning specified in the preamble hereto.

“Conduit Investor Amounts” has the meaning specified in Section 9.10(c).

“CP Advance” means a Series 2023-2 Class A-1 Advance that bears interest at the CP Rate during such time as it bears interest at such rate, as provided herein.

“CP Funding Rate” means, with respect to each Conduit Investor, for any day during any Interest Accrual Period, for any portion of the Advances funded or maintained through the issuance of Commercial Paper funded by such Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its related Funding Agent to fund or maintain such Advances for such Interest Accrual Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Funding Rate” for such Advances for such Interest Accrual Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Rate” means, on any day during any Interest Accrual Period, an interest rate per annum equal to the sum of (i) the CP Funding Rate for such Interest Accrual Period plus (ii) 2.40%; provided, that the CP Rate will in no event be higher than the maximum rate permitted by applicable law.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Series 2023-2 Class A-1 Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Series 2023-2 Class A-1 Administrative Agent decides that any such convention is not administratively feasible for the Series 2023-2 Class A-1 Administrative Agent, then the Series 2023-2 Class A-1 Administrative Agent may establish another convention in its reasonable discretion.

“Defaulting Agent Event” has the meaning set forth in Section 5.07(b).

“Defaulting Investor” means any Investor that has (a) failed to make a payment required to be made by it under the terms hereof within one (1) Business Day of the day such payment is required to be made by such Investor hereunder, (b) notified the related Funding Agent or Series 2023-2 Class A-1 Administrative Agent in writing that it does not intend to make any payment required to be made by it under the terms hereof within one (1) Business Day of the day such payment is required to be made by such Investor hereunder, (c) become the subject of an Event of Bankruptcy or (d) become the subject of a Bail-In Action.

“Delayed Amount” has the meaning set forth in Section 2.03(d).

“Delayed Funding Date” has the meaning set forth in Section 2.03(d).

“Delayed Funding Notice” has the meaning set forth in Section 2.03(d).

“Delayed Funding Notice Date” has the meaning set forth in Section 2.03(d).

“Delaying Investor” has the meaning set forth in Section 2.03(d).

“Eligible Assignee” has the meaning set forth in Section 9.17(a).

“Eligible Conduit Investor” means, at any time, any Conduit Investor whose Commercial Paper is rated at least “A-1” from S&P and/or the equivalent rating of another “nationally-recognized statistical rating organization” registered with the SEC.

 “EU Securitisation Regulation” means Regulation (EU) 2017/2402.

“Event of Bankruptcy” means, with respect to any Person, (i) a court enters a decree or order for relief with respect to such Person in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within sixty (60) days or an order for relief is entered with respect to such Person or (ii) such Person commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for such Person, for all or a substantial part of the property of such Person.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning specified in Section 6.01(i).

“Federal Funds Rate” means, for any specified period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as published in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Floor” means zero percent (0%).

“F.R.S. Board” means the Board of Governors of the Federal Reserve System.

“Frontier Southwest” means Frontier Southwest Incorporated, a Delaware corporation.

“Funding Agent” and “Funding Agents” have the meaning specified in the preamble hereto.

“Funding Agent Indemnified Parties” has the meaning set forth in Section 9.05(c).

“Increased Capital Costs” has the meaning set forth in Section 3.07.

“Increased Costs” has the meaning set forth in Section 3.05.

“Increased Tax Costs” has the meaning set forth in Section 3.08(b).

“Indemnified Liabilities” has the meaning set forth in Section 9.05(b).

“Indemnified Parties” has the meaning set forth in Section 9.05(b).

“Indenture” has the meaning specified in the preamble hereto.

“Investment Company Act” has the meaning set forth in Section 6.01(f).

“Investor” means any one of the Conduit Investors and the Committed Note Purchasers, and “Investors” means the Conduit Investors and the Committed Note Purchasers collectively.

“Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchaser(s) set forth opposite the name of such Conduit Investor on Schedule I attached hereto (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement or Investor Group Supplement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party hereto), any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2023-2 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser that is not related to a Conduit Investor, collectively, such Committed Note Purchaser, any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2023-2 Class A-1 Noteholder for such Investor Group).

“Investor Group Borrowing Amount” means, with respect to any Investor Group, for any Business Day, the portion of a Borrowing, if any, actually funded by such Investor Group on such Business Day.

“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Series 2023-2 Closing Date, an amount equal to such Investor Group’s Commitment Percentage of the Series 2023-2 Class A-1 Initial Advance Principal Amount, if any, and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (after giving effect to any assignment under any Assignment and Assumption Agreement or Investor Group Supplement on such immediately preceding Business Day), plus (ii) the Investor Group Borrowing Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group on the Series 2023-2 Class A-1 Advance Notes on such date.

“Investor Group Supplement” has the meaning set forth in Section 9.17(c).

“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Person is a debtor.

“Issuer” has the meaning specified in the preamble hereto.

“Joinder Agreement” has the meaning specified in Section 8.01(i).

“Manager” has the meaning specified in the preamble hereto.

“Margin Stock” has the meaning specified in Section 8.01(e).

“Maximum Investor Group Principal Amount” means, as to each Investor Group existing on the Series 2023-2 Closing Date, the amount set forth on Schedule I attached hereto as such Investor Group’s Maximum Investor Group Principal Amount or, in the case of any other Investor Group, the amount set forth as such Investor Group’s Maximum Investor Group Principal Amount in the Assignment and Assumption Agreement or Investor Group Supplement by which the members of such Investor Group become parties hereto, in each case, as such amount may be (i) reduced pursuant to Section 2.05 or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by the members of such Investor Group in accordance with the terms hereof.

“Money Laundering Laws” has the meaning set forth in Section 6.01(j).

“Non-Core Infrastructure” shall mean infrastructure assets that are not Fiber Network Assets, including but not limited to networks consisting of electrical coaxial cable, fixed wireless, or satellite assets.

“Non-Excluded Taxes” has the meaning set forth in Section 3.08(a).

“Non-Funding Committed Note Purchaser” has the meaning set forth in Section 2.02(a).

“Obligor” and “Obligors” has the meaning specified in the preamble hereto.

“OFAC” has the meaning set forth in Section 6.01(k).

“Other Class A-1 Transaction Expenses” means all amounts payable pursuant to Section 9.05(a), including Class A-1 Amendment Expenses.

“Payment” has the meaning set forth in Section 4.05(a).

“Payment Notice” has the meaning set forth in Section 4.05(b).

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Administrative Agent as its reference rate, base rate or prime rate.

“Program Support Agreement” means, with respect to any Conduit Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2023-2 Class A-1 Note of such Conduit Investor providing for the issuance of one or more letters of credit for the account of such Conduit Investor, the issuance of one or more insurance policies for which such Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Investor to any Program Support Provider of the Series 2023-2 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means, with respect to any Conduit Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Conduit Investor in respect of such Conduit Investor’s Commercial Paper and/or Series 2023-2 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Commercial Paper issued by such Conduit Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person.

“reference amount” has the meaning set forth in Section 2.03(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Investors” means Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and bylaws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts).

“Sanctions” has the meaning set forth in Section 6.01(k).

“Series 2023-2 Class A-1 Administrative Agent” has the meaning set forth in the preamble hereto.

“Series 2023-2 Class A-1 Administrative Agent Indemnified Parties” has the meaning set forth in Section 9.05(c).

“Series 2023-2 Class A-1 Advance” and “Series 2023-2 Class A-1 Advances” have the meaning set forth in the recitals hereto.

“Series 2023-2 Class A-1 Advance Notes” has the meaning set forth in the definition of “Series 2023-2 Class A-1 Notes” below.

“Series 2023-2 Class A-1 Advance Request” has the meaning specified in Section 7.03(d).

“Series 2023-2 Class A-1 Anticipated Repayment Date” means the Payment Date occurring in July 2026 as the same may be extended pursuant to Section 7.04.  The Series 2023-2 Class A-1 Anticipated Repayment Date shall be the Anticipated Repayment Date for the Series 2023-2 Class A-1 Notes for all purposes under the Indenture and the Series 2023-2 Supplement.

“Series 2023-2 Class A-1 Breakage Amount” has the meaning set forth in Section 3.06.

“Series 2023-2 Class A-1 Extension Elections” has the meaning specified in Section 7.04(c).

“Series 2023-2 Class A-1 Extension Fees” means the fees payable by the Issuer pursuant to the exercise of a Series 2023-2 Class A-1 Extension Election pursuant to the Series 2023-2 Class A-1 Notes Fee Letter.

“Series 2023-2 Class A-1 Initial Advance” shall mean the initial Series 2023-2 Class A-1 Advance, if any, made pursuant to Section 2.02 on the Series 2023-2 Closing Date.

“Series 2023-2 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2023-2 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2023-2 Class A-1 Initial Advances.

“Series 2023-2 Class A-1 Noteholders” means the Investors as Holders of the Series 2023-2 Class A-1 Notes.

“Series 2023-2 Class A-1 Notes” means the $500,000,000 Secured Fiber Network Revenue Variable Funding Notes, Series 2023-2, Class A-1, issued by the Issuer pursuant to this Agreement and the Base Indenture, as supplemented by the Series 2023-2 Supplement, in a single tranche of Series 2023-2 Class A-1 Advance Notes (the “Series 2023-2 Class A-1 Advance Notes”).  The Series 2023-2 Class A-1 Notes shall be Variable Funding Notes that are Class A-1 Notes payable in accordance with the Indenture, the Series 2023-2 Supplement and this Agreement.

“Series 2023-2 Class A-1 Notes Fee Letter” means the fee letter, dated on or prior to the Series 2023-2 Closing Date, by and among the Issuer, the Series 2023-2 Class A-1 Administrative Agent, the Committed Note Purchasers and the Funding Agents.

“Series 2023-2 Class A-1 Notes Maximum Principal Amount” means $500,000,000, as such amount may be reduced pursuant to Section 2.05.

“Series 2023-2 Class A-1 Notes Other Amounts” means, as of any date of determination, the aggregate amount of any Breakage Amount, Class A-1 Indemnities, Increased Capital Costs, Increased Costs, Increased Tax Costs and Other Class A-1 Transaction Expenses then due and payable and not previously paid.

“Series 2023-2 Class A-1 Notes Upfront Fee” has the meaning set forth in the Series 2023-2 Class A-1 Notes Fee Letter.

“Series 2023-2 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2023-2 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Voluntary Decrease, a prepayment, a redemption or otherwise) made on the Series 2023-2 Class A-1 Advance Notes on or prior to such date plus (c) the amount of any Borrowings resulting from Series 2023-2 Class A-1 Advances made on or prior to such date and after the Series 2023-2 Closing Date. For purposes of the Indenture, the Series 2023-2 Class A-1 Outstanding Principal Amount shall be the Class Principal Balance for the Series 2023-2 Class A-1 Notes.

“Series 2023-2 Class A-1 Post-ARD Additional Interest” shall mean the interest that accrues on the Series 2023-2 Class A-1 Outstanding Principal Amount at the Series 2023-2 Class A-1 Post-ARD Additional Interest Rate pursuant to Section 2.10 of the Base Indenture and Section 3.01(e) hereof.

“Series 2023-2 Class A-1 Post-ARD Additional Interest Rate” shall mean a rate per annum equal to 5.0%, which shall be the “Post-ARD Additional Interest Rate” on the Series 2023-2 Class A-1 Notes for all purposes of the Base Indenture and the Series 2023-2 Supplement.

“Series 2023-2 Class A-1 Undrawn Commitment Fees” has the meaning specified in Section 3.02(c).

“Series 2023-2 Closing Date” shall mean the date of this Agreement.

“Series 2023-2 First Extension Election” has the meaning specified in Section 7.04(b).

“Series 2023-2 Notes” means the Series 2023-2 Class A-1 Notes.

“Series 2023-2 Second Extension Election” has the meaning specified in Section 7.04(c).

“Series 2023-2 Supplement” has the meaning set forth in the preamble hereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of such benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“SOFR Advance” means a Series 2023-2 Class A-1 Advance that bears interest at the Term SOFR Rate during such time as it bears interest at such rate, as provided herein.

“Term SOFR” means, with respect to any Advance for any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Accrual Period, as such rate is published by the Term SOFR Administrator for such Term SOFR Determination Day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Series 2023-2 Class A-1 Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the sum of (a) Term SOFR and (b) 2.40%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“UK Bribery Act” has the meaning specified in Section 6.01(i).

“UK Securitisation Regulation” means Regulation (EU) 2017/2042, as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 (and as amended).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voluntary Decrease” has the meaning specified in Section 2.02(d).

SECTION 1.02          Rates. The Series 2023-2 Class A-1 Administrative Agent  does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.  The Series 2023-2 Class A-1 Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer.  The Series 2023-2 Class A-1 Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Issuer, any Noteholder or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
PURCHASE AND SALE OF SERIES 2023-2 CLASS A-1 NOTES

SECTION 2.01         Series 2023-2 Class A-1 Notes. On the terms and conditions set forth in this Agreement, the Indenture and the Series 2023-2 Supplement, and in reliance on the representations, warranties, covenants and agreements set forth herein and therein, the Issuer shall issue and shall request the Indenture Trustee to authenticate (or register in the case of Uncertificated Notes), pursuant to Section 2.01(a) of the Base Indenture and the Series 2023-2 Supplement, the Series 2023-2 Class A-1 Advance Notes , which the Issuer shall deliver (in the case of Definitive Notes) to each Funding Agent on behalf of the Investors in the related Investor Group on the Series 2023-2 Closing Date.  Such Series 2023-2 Class A-1 Advance Note for each Investor Group shall be dated the Series 2023-2 Closing Date, shall be registered in the name of the related Funding Agent or its nominee, as agent for the related Investors, or in such other name or nominee as such Funding Agent may request, shall have a maximum principal amount equal to the Maximum Investor Group Principal Amount for such Investor Group, shall have an initial outstanding principal amount equal to such Investor Group’s Commitment Percentage of the Series 2023-2 Class A-1 Initial Advance Principal Amount, if any, and (other than any Uncertificated Note) shall be duly authenticated in accordance with the provisions of Section 2.01(a) of the Base Indenture.  The issuance and sale of the Series 2023-2 Class A-1 Advance Notes to the Series 2023-2 Class A-1 Noteholders shall be subject to satisfaction of the conditions set forth in Section 7.01 in addition to the conditions to the issuance of a Series of Notes set forth in Section 2.07 of the Base Indenture.  The Series 2023-2 Class A-1 Notes shall be Variable Funding Notes payable in accordance with the Indenture, the Series 2023-2 Supplement and this Agreement. This Agreement shall be a Variable Funding Note Purchase Agreement for all purposes under the Indenture and the Series 2023-2 Supplement.

SECTION 2.02          Advances; Voluntary Decreases.

(a)    Subject to the terms and conditions of this Agreement, the Indenture and the Series 2023-2 Supplement, including, without limitation, the conditions to the initial extension of credit set forth in Section 7.02 and the conditions to each extension of credit set forth in Section 7.03, each Eligible Conduit Investor, if any, may, in its sole discretion, and if such Eligible Conduit Investor determines that it will not make (or it does not in fact make) an Advance or any portion of an Advance, its related Committed Note Purchaser(s) shall or, if there is no Eligible Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group shall, upon the Issuer’s request for a Borrowing delivered in accordance with the provisions of Section 2.03 and the satisfaction of all conditions precedent thereto (or under the circumstances set forth in Section 2.05), make Advances from time to time during the Commitment Term; provided, that such Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that if, as a result of any Committed Note Purchaser (a “Non-Funding Committed Note Purchaser”) failing to make any previous Advance that such Non-Funding Committed Note Purchaser was required to make, outstanding Advances are not held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages at the time a request for Advances is made, (x) such Non-Funding Committed Note Purchaser shall make all of such Advances until outstanding Advances are held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages and (y) further Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that the failure of a Non-Funding Committed Note Purchaser to make Advances pursuant to the immediately preceding proviso shall not, subject to the immediately following proviso, relieve any other Committed Note Purchaser of its obligation hereunder, if any, to make Advances in accordance with Section 2.03(b)(i); provided, further, that, subject, in the case of clause (i) below, to Section 2.03(b)(ii), no Advance shall be required or permitted to be made by any Investor on any date to the extent that, after giving effect to such Advance, (i) the related Investor Group Principal Amount would exceed the related Maximum Investor Group Principal Amount or (ii) the Series 2023-2 Class A-1 Outstanding Principal Amount would exceed the Series 2023-2 Class A-1 Notes Maximum Principal Amount.

(b)    Notwithstanding anything herein or in any other Transaction Document to the contrary, at no time will a Conduit Investor be obligated to make Advances hereunder. If at any time any Conduit Investor is not an Eligible Conduit Investor, such Conduit Investor shall deliver prompt written notice to each of the related Funding Agent, the Series 2023-2 Class A-1 Administrative Agent and the Issuer.

(c)    Each of the Advances to be made on any date shall be made as part of a single Borrowing. The Advances made as part of the initial Borrowing on the Series 2023-2 Closing Date, if any, will be evidenced by the Series 2023-2 Class A-1 Advance Notes issued in connection herewith and will constitute purchases of Series 2023-2 Class A-1 Initial Advance Principal Amounts corresponding to the amount of such Advances. All of the other Advances will constitute Borrowings evidenced by the Series 2023-2 Class A-1 Advance Notes issued in connection herewith and will constitute purchases of Series 2023-2 Class A-1 Outstanding Principal Amounts corresponding to the amount of such Advances.

(d)    On any Business Day, upon at least three (3) Business Days’ prior written notice, substantially in the form of Exhibit E or in the applicable Manager Report, to the Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee and the Servicer, the Issuer may decrease the Series 2023-2 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2023-2 Class A-1 Outstanding Principal Amount pursuant to this Section 2.02(d), a “Voluntary Decrease”) by depositing with the Series 2023-2 Class A-1 Administrative Agent an amount equal to such Voluntary Decrease not later than 11:00 a.m. (New York City time) on the date specified as the decrease date in the prior written notice referred to above and providing a written report to the Series 2023-2 Class A-1 Administrative Agent (with a copy to the Indenture Trustee) directing the Series 2023-2 Class A-1 Administrative Agent to distribute to each Investor Group pro rata according to the portion of the Series 2023-2 Class A-1 Outstanding Principal Amount allocable to each Investor Group (which report shall include the calculation of such amounts and wiring instructions for the distributions thereof); provided, that to the extent the deposit with the Series 2023-2 Class A-1 Administrative Agent described above is not made by 11:00 a.m. (New York City time) on a Business Day, the same shall be deemed to be deposited on the following Business Day.  Any associated Series 2023-2 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with this Agreement), to the extent not paid pursuant to the Priority of Payments on the date of such Voluntary Decrease, shall be deposited with the Series 2023-2 Class A-1 Administrative Agent for allocation pursuant to the report referred to above. Each such Voluntary Decrease in respect of any Advances shall be either (i) in an aggregate minimum principal amount of $5,000,000 and integral multiples of $500,000 in excess thereof or (ii) in such other amount necessary to reduce the Series 2023-2 Class A-1 Outstanding Principal Amount to zero.  The failure to pay the amount of any Voluntary Decrease on the date specified as the decrease date in the related notice shall not constitute an Event of Default under the Indenture. Any amounts deposited with the Series 2023-2 Class A-1 Administrative Agent for Voluntary Decreases must be either (1) available in accordance with steps (xvii) or (xix) of the Priority of Payments or (ii) the proceeds of equity contributions to the Obligors.

(e)    Subject to the terms of this Agreement and the Series 2023-2 Supplement, the aggregate principal amount of the Advances evidenced by the Series 2023-2 Class A-1 Advance Notes may be increased by Borrowings or decreased by Voluntary Decreases and such other amounts that are paid on the Series 2023-2 Class A-1 Advance Notes pursuant to the Priority of Payments from time to time.

(f)     At any time that the aggregate Series 2023-2 Class A-1 Outstanding Principal Amount attributable to each Investor Group is not held pro rata based on its respective Commitment Percentage, the Investor Groups (and the Investors within each such Investor Group) shall at the direction of the Series 2023-2 Class A-1 Administrative Agent, reallocate any outstanding Advances to ensure that the aggregate Series 2023-2 Class A-1 Outstanding Principal Amount attributable to each Investor Group is pro rata based on its respective Commitment Percentage; provided that the Issuer shall not be liable for any Breakage Amounts resulting solely from any such reallocations.

(g)     The Administrative Agent shall provide the Issuer, the Manager and the Indenture Trustee timely notice of non-ratable allocations pursuant to Section 2.02(a) and of any reallocations of Advances pursuant to Section 2.02(f). The Issuer and the Manager shall not be responsible for any failure to reflect such allocations or reallocations in any Manager Report, or for any payments inconsistent with such allocations or reallocations, until such notice is provided as set forth in this clause (g), including in connection with any Voluntary Decrease or other payment on the Series 2023-2 Class A-1 Notes.

(h)    For the avoidance of doubt, the Issuer acknowledges and agrees that (i) the Committed Note Purchasers’ Commitments hereunder are not revolving commitments and (ii) the Issuer’s repayment of any Advance in accordance with the terms of this Agreement will not allow the Issuer to redraw any amount in connection with any such repayment.

SECTION 2.03          Borrowing Procedures.

(a)     Whenever the Issuer wishes to make a Borrowing, the Issuer shall (or shall cause the Manager on its behalf to) by written notice in the form of an Advance Request, notify (for which purpose electronic means shall be sufficient) the Administrative Agent (who shall promptly, and in any event by 4:00 p.m. (New York City time) on the same Business Day as its receipt of the same, notify each Funding Agent of its pro rata share thereof (or other required share, as required pursuant to Section 2.02(a)) and notify each of the Indenture Trustee and the Servicer in writing of such Borrowing no later than 12:00 p.m. (New York City time) two (2) Business Days (or, in the case of any SOFR Advances for purposes of Section 3.01(b), two (2) U.S. Government Securities Business Days) prior to the date of such Borrowing (unless a shorter period is agreed upon by either the Administrative Agent or each of the Funding Agents), which date of Borrowing shall be a Business Day during the Commitment Term.  Each such Advance Request shall be irrevocable and shall in each case refer to this Agreement and specify (i) the Borrowing date, (ii) the aggregate amount of the requested Borrowing to be made on such date, ~~and (iii)~~ sufficient instructions for application of the balance, if any, of the proceeds of such Borrowing on the Borrowing date (which proceeds shall be made available to the Issuer). Requests for any Borrowing may not be made in an aggregate principal amount of less than $5,000,000 or in an aggregate principal amount that is not an integral multiple of $100,000 in excess thereof (or in each case such other amount as agreed to by the Administrative Agent). Subject to the provisos to Section 2.02(a), each Borrowing shall be ratably allocated among the Investor Groups’ respective Maximum Investor Group Principal Amounts. Each Funding Agent shall promptly advise its related Conduit Investor, if any, of any notice given pursuant to this Section 2.03(a) and shall promptly thereafter (but in no event later than 10:00 a.m. (New York City time) on the date of Borrowing) notify the Series 2023-2 Class A-1 Administrative Agent, the Issuer and the related Committed Note Purchaser(s) whether such Conduit Investor has determined to make all or any portion of the Advances in such Borrowing that are to be made by its Investor Group.

On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2023-2 Supplement, the applicable Investors in each Investor Group shall make available to the Series 2023-2 Class A-1 Administrative Agent the amount of the Advances in such Borrowing that are to be made by such Investor Group by wire transfer in U.S. Dollars of such amount in same day funds no later than 11:00 a.m. (New York City time) on the date of such Borrowing, as instructed in the applicable Advance Request and upon receipt thereof the Series 2023-2 Class A-1 Administrative Agent shall make such proceeds available by 3:00 p.m. (New York City time) to the Issuer as instructed in the applicable Advance Request.

(b)     (i) The failure of any Committed Note Purchaser to make the Advance to be made by it as part of any Borrowing shall not relieve any other Committed Note Purchaser (whether or not in the same Investor Group) of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Committed Note Purchaser shall be responsible for the failure of any other Committed Note Purchaser to make the Advance to be made by such other Committed Note Purchaser on the date of any Borrowing and (ii) in the event that one or more Committed Note Purchasers fails to make its Advance by 11:00 a.m. (New York City time) on the date of such Borrowing, the Administrative Agent shall notify each of the other Committed Note Purchasers not later than 1:00 p.m. (New York City time) on such Business Day, and each of the other Committed Note Purchasers shall make available to the Administrative Agent a supplemental Advance in a principal amount (such amount, the “reference amount”) equal to the lesser of (a) the aggregate principal Advance that was unfunded multiplied by a fraction, the numerator of which is the Commitment Amount of such Committed Note Purchaser and the denominator of which is the aggregate Commitment Amounts of all Committed Note Purchasers (less the aggregate Commitment Amount of the Committed Note Purchasers failing to make Advances on such date) and (b) the excess of (i) such Committed Note Purchaser’s Commitment Amount over (ii) the product of (1) such Committed Note Purchaser’s related Investor Group Principal Amount, multiplied by (2) such Committed Note Purchaser’s Committed Note Purchaser Percentage (after giving effect to all prior Advances on such date of Borrowing) (provided that a Committed Note Purchaser may (but shall not be obligated to), on terms and conditions to be agreed upon by such Committed Note Purchaser and the Issuer, make available to the Administrative Agent a supplemental Advance in a principal amount in excess of the reference amount; provided, however, that no such supplemental Advance shall be permitted to be made to the extent that, after giving effect to such Advance, the Series 2023-2 Class A-1 Outstanding Principal Amount would exceed the Series 2023-2 Class A-1 Notes Maximum Principal Amount).  Such supplemental Advances shall be made by wire transfer in U.S. Dollars in same day funds to the Series 2023-2 Class A-1 Administrative Agent no later than 11:00 a.m. (New York City time) one (1) Business Day following the date of such Borrowing, and upon receipt thereof the Series 2023-2 Class A-1 Administrative Agent shall by 3:00 p.m. (New York time) make such proceeds available to the Issuer as instructed in the applicable Advance Request. If any Committed Note Purchaser which shall have so failed to fund its Advance shall subsequently pay such amount, the Series 2023-2 Class A-1 Administrative Agent shall apply such amount pro rata to repay any supplemental Advances made by the other Committed Note Purchasers pursuant to this Section 2.03(b).

~~(c)~~     Unless the Series 2023-2 Class A-1 Administrative Agent shall have received notice from a Funding Agent prior to the date of any Borrowing that an applicable Investor in the related Investor Group will not make available to the Series 2023-2 Class A-1 Administrative Agent such Investor’s share of the Advances to be made by such Investor Group as part of such Borrowing, the Series 2023-2 Class A-1 Administrative Agent may (but shall not be obligated to) assume that such Investor has made such share available to the Series 2023-2 Class A-1 Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Series 2023-2 Class A-1 Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Issuer on such date a corresponding amount, and shall, if such corresponding amount has not been made available by the Series 2023-2 Class A-1 Administrative Agent, make available to the Issuer on such date a corresponding amount once such Investor has made such portion available to the Series 2023-2 Class A-1 Administrative Agent. If and to the extent that any Investor shall not have so made such amount available to the Series 2023-2 Class A-1 Administrative Agent, such Investor and the Issuer jointly and severally agree to repay (without duplication) to the Series 2023-2 Class A-1 Administrative Agent on the next Payment Date such corresponding amount (in the case of the Issuer, in accordance with the Priority of Payments), together with interest thereon, for each day from the date such amount is made available to the Issuer until the date such amount is repaid to the Series 2023-2 Class A-1 Administrative Agent, at (i) in the case of the Issuer, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Investor, the Federal Funds Rate and without deduction by such Investor for any withholding taxes. If such Investor shall repay to the Series 2023-2 Class A-1 Administrative Agent such corresponding amount, such amount so repaid shall constitute such Investor’s Advance as part of such Borrowing for purposes of this Agreement.

(d)     After the Issuer delivers an Advance Request for a Borrowing pursuant to Section 2.03 hereof, the Funding Agents, on behalf of the Investors, may, not later than 4:00 p.m. New York City time on the date that is one (1) Business Day prior to the proposed Borrowing date, deliver a written notice (a “Delayed Funding Notice”, and the date of such delivery, the “Delayed Funding Notice Date”) to the Issuer of their intention to fund the related Borrowing (such amount, the “Delayed Amount”) on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day following the date of such request for a Borrowing (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Borrowing date; provided, that in no event shall the aggregate unfunded Delayed Amount at any time exceed 100% of the Series 2023-2 Class A-1 Notes Maximum Principal Amount. By delivery of a Delayed Funding Notice, each Funding Agent shall be deemed to represent and warrant that (x) charges relating to the “liquidity coverage ratio” under Basel III have been incurred on the related Committed Note Purchaser’s interests or obligations hereunder and (y) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby as of the date of such Delayed Funding Notice. A Funding Agent that delivers a Delayed Funding Notice with respect to any Borrowing date shall be referred to herein as a “Delaying Investor” with respect to such Borrowing date. If the conditions to any Borrowing described in Section 7.03 are satisfied on the requested Borrowing date, there shall be no conditions whatsoever (including, without limitation, the condition that no Rapid Amortization Period has occurred and is continuing, notwithstanding any statement to the contrary in Section 7.03) to the obligation of the Committed Note Purchasers to fund the requested amount on the related Delayed Funding Date. On each Delayed Funding Date, the Delaying Investors shall fund an aggregate amount equal to the Delayed Amount for such Delayed Funding Date.

SECTION 2.04          The Series 2023-2 Class A-1 Notes. On each date an Advance is made hereunder, and on each date the outstanding amount thereof is reduced, a duly authorized officer, employee or agent of the related Series 2023-2 Class A-1 Noteholder shall make appropriate notations in its books and records of the amount, evidenced by the related Series 2023-2 Class A-1 Advance Note, of such Advance, and the amount of such reduction, as applicable. The Issuer hereby authorizes each duly authorized officer, employee and agent of such Series 2023-2 Class A-1 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that in the event of a discrepancy between the books and records of such Series 2023-2 Class A-1 Noteholder and the records maintained by the Indenture Trustee pursuant to the Indenture and the Series 2023-2 Supplement, such discrepancy shall be resolved between such Series 2023-2 Class A-1 Noteholder and the Indenture Trustee (in consultation with the Issuer), and such resolution shall control in the absence of manifest error; provided, further, that the failure of any such notation to be made, or any finding that a notation is incorrect, in any such records shall not limit or otherwise affect the obligations of the Issuer under this Agreement, the Indenture or the Series 2023-2 Supplement.

SECTION 2.05          Reduction in Commitments.

(a)    The Issuer may, upon at least three (3) Business Days’ notice to the Series 2023-2 Class A-1 Administrative Agent (who shall promptly notify each Funding Agent and Investor), the Indenture Trustee and the Servicer, effect a permanent reduction in the Series 2023-2 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Commitment Amount and Maximum Investor Group Principal Amount on a pro rata basis; provided that (i) any such reduction will be limited to the undrawn portion of the Commitments such that the Series 2023-2 Class A-1 Outstanding Principal Amount shall not exceed the Series 2023-2 Class A-1 Notes Maximum Principal Amount (after giving effect to any Voluntary Decrease effected pursuant to and in accordance with Section 2.02(d) on such date), (ii) any such reduction must be in a minimum amount of $5,000,000 (unless the Series 2023-2 Class A-1 Notes Maximum Principal Amount is less than $5,000,000, in which case any such reduction must reduce the Series 2023-2 Class A-1 Notes Maximum Principal Amount to zero)and (iii) after giving effect to such reduction, the Series 2023-2 Class A-1 Notes Maximum Principal Amount equals or exceeds $5,000,000, unless reduced to zero, and (iv) no such reduction shall be permitted if, after giving effect thereto, the aggregate Commitment Amounts would be less than the Series 2023-2 Class A-1 Outstanding Principal Amount.

(b)     If any of the following events shall occur, then the Commitment Amounts shall be automatically and permanently reduced on the dates and in the amounts set forth below with respect to the applicable event and the other consequences set forth below with respect to the applicable event shall ensue (and the Issuer shall give the Indenture Trustee, the Servicer, each Funding Agent and the Series 2023-2 Class A-1 Administrative Agent prompt written notice thereof):

(i)    if a Post-ARD Period has occurred with respect to any Series and Class of Notes, (x) all undrawn portions of the Commitments shall automatically and permanently terminate and the corresponding portions of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis) and (y) each payment of principal on the Series 2023-2 Class A-1 Outstanding Principal Amount occurring on or following such Business Day shall result automatically and permanently in a dollar-for-dollar reduction of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis;

(ii)   if a Rapid Amortization Period has occurred and is continuing, then on the date such Rapid Amortization Period commences, all undrawn portions of the Commitments shall automatically be reduced to zero for so long as such Rapid Amortization Period has occurred and is continuing, and the corresponding portions of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis);

(iii)    if any Event of Default shall occur and be continuing (and shall not have been waived in accordance with the Indenture), the Series 2023-2 Class A-1 Notes Maximum Principal Amount, the Commitment Amounts, and the Maximum Investor Group Principal Amounts shall all be automatically and permanently reduced to zero for so long as such Event of Default has occurred and is continuing, and the Issuer shall (in accordance with the Indenture) cause the Series 2023-2 Class A-1 Outstanding Principal Amount to be paid in full  together with accrued interest, accrued Series 2023-2 Class A-1 Undrawn Commitment Fees, Series 2023-2 Class A-1 Notes Other Amounts and all other amounts then due and payable to the Investors, the Series 2023-2 Class A-1 Administrative Agent and the Funding Agents under this Agreement and the other Transaction Documents, in each case subject to and in accordance with the provisions of the Indenture, including the Priority of Payments;

(iv)    if the Issuer effects a Voluntary Decrease pursuant to and in accordance with Section 2.02(d), such Voluntary Decrease shall result automatically and permanently in a dollar-for-dollar reduction of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis;

(v)      If the Issuer has not drawn at least $100 million in Advances in the aggregate on or prior to March 31, 2025, the undrawn portions of the Commitments shall automatically and permanently be reduced to $400 million and the corresponding portions of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced to corresponding amounts (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis);

(vi)    If the Issuer has not drawn at least $150 million in Advances in the aggregate on or prior to June 30, 2025, the undrawn portions of the Commitments shall automatically and permanently be reduced to $300 million and the corresponding portions of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced to corresponding amounts (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis);

(vii)   If the Issuer has not drawn at least $150 million in Advances in the aggregate on or prior to September 30, 2025, the undrawn portions of the Commitments shall automatically and permanently be reduced to $250 million and the corresponding portions of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced to corresponding amounts (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis); and

(viii)  If both (a) the Issuer issues an additional Series of Class A-2 Notes and (b) on the related Closing Date for such Class A-2 Notes, (1) the aggregate amount of Advances drawn on or prior to such date divided by (2) the Series 2023-2 Class A-1 Notes Maximum Principal Amount, is less than 50%, then the undrawn portions of the Commitments shall automatically and permanently be reduced by the lesser of (x) the initial principal amount of such new Series of Class A-2 Notes and (y) the amount required to reduce the undrawn portion of the Commitments to $250 million, and the corresponding portions of the Series 2023-2 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced to corresponding amounts (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis).

ARTICLE III
INTEREST AND FEES

SECTION 3.01          Interest.

(a)    To the extent that an Advance is funded or maintained by a Conduit Investor through the issuance of Commercial Paper, such Advance shall bear interest at the weighted average daily CP Rate applicable to such Conduit Investor for the applicable Interest Accrual Period.  To the extent that, and only for so long as, an Advance is funded or maintained by a Conduit Investor through means other than the issuance of Commercial Paper (based on its determination in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of Commercial Paper in the commercial paper market of the United States to finance its purchase or maintenance of such Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Investor), including by reason of market conditions or by reason of insufficient availability under any of its Program Support Agreements or the downgrading of any of its Program Support Providers), such Advance shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, the Term SOFR Rate, in each case except as otherwise provided in Section 3.03 or 3.04.  Each Advance funded or maintained by a Committed Note Purchaser or a Program Support Provider shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, the Term SOFR Rate, in each case except as otherwise provided in Section 3.03 or 3.04. By (x) 11:00 a.m. (New York City time) on the second Business Day preceding each Reporting Date, each Funding Agent shall notify the Series 2023-2 Class A-1 Administrative Agent in writing of the applicable weighted average daily CP Rate and the amount of interest accrued for each Advance made by its Investor Group that was funded or maintained through the issuance of Commercial Paper and was outstanding during all or any portion of the Interest Accrual Period ending immediately prior to such Reporting Date and (y) 3:00 p.m. (New York City time) on the second Business Day preceding each Reporting Date, the Series 2023-2 Class A-1 Administrative Agent shall notify the Issuer, the Manager, the Indenture Trustee, the Servicer and the Funding Agents of such applicable CP Rate(s) and related amounts of interest accrued and of the applicable interest rate for each other Advance for such Interest Accrual Period and of the amount of interest accrued on each other Advance during such Interest Accrual Period.

(b)    With respect to any Advance (other than one funded or maintained by a Conduit Investor through the issuance of Commercial Paper), so long as no Rapid Amortization Period or Event of Default has commenced and is continuing, the Issuer may elect that such Advance bear interest at the Term SOFR Rate to the extent provided in Section 3.01(a) by giving notice thereof to the Administrative Agent prior to 12:00 p.m. (New York City time) on the date which is two (2) U.S. Government Securities Business Days prior to the date of the applicable Borrowing. If such notice is not given in a timely manner, such Advance shall bear interest at the Base Rate.

(c)     [Reserved].

(d)     All accrued interest pursuant to Section 3.01(a) shall be due and payable in arrears on each Payment Date in accordance with the applicable provisions of the Indenture.

(e)     Following the Series 2023-2 Class A-1 Anticipated Repayment Date, the Issuer shall pay additional interest in respect of the Series 2023-2 Class A-1 Outstanding Principal Amount in an amount equal to the Series 2023-2 Class A-1 Post-ARD Additional Interest payable pursuant to Section 2.10 of the Base Indenture subject to and in accordance with the Priority of Payments.

(f)    All computations of interest at the CP Rate and the Term SOFR Rate, all computations of Series 2023-2 Class A-1 Post-ARD Additional Interest (other than any accruing on any Base Rate Advances) and all computations of fees (including, without limitation, the Series 2023-2 Class A-1 Undrawn Commitment Fees) shall be made on the basis of a year of 360 days and the actual number of days elapsed. All computations of interest at the Base Rate and all computations of Series 2023-2 Class A-1 Post-ARD Additional Interest accruing on any Base Rate Advances shall be made on the basis of a 360-day year and actual number of days elapsed.  Whenever any payment of interest, principal or fees hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day unless specified otherwise in the Indenture and such extension of time shall be included in the computation of the amount of interest owed.  Interest shall accrue on each Advance from and including the day on which it is made to but excluding the date of repayment thereof.

(g)     For purposes of the Series 2023-2 Class A-1 Notes, “Interest Accrual Period” means the period from and including the 20th day of the preceding calendar month (or, with respect to the initial Payment Date, the Series 2023-2 Closing Date) to but excluding the 20th day of the calendar month in which such Payment Date occurs) to but excluding the 20th day of the calendar month in which such Payment Date occurs.

SECTION 3.02          Fees.

(a)     [Reserved].

(b)     The Issuer shall pay the Series 2023-2 Class A-1 Administrative Agent for the performance of its duties as the Series 2023-2 Class A-1 Administrative Agent the Administrative Agent Fees (as defined in the Series 2023-2 Class A-1 Notes Fee Letter) pursuant to the terms of the Series 2023-2 Class A-1 Notes Fee Letter, payable pursuant to the Priority of Payments.

(c)     On each Payment Date on or prior to the Commitment Termination Date, the Issuer shall, in accordance with Section 4.02, pay to each Funding Agent, for the account of the related Committed Note Purchaser(s), the Undrawn Commitment Fees (as defined in the Series 2023-2 Class A-1 Notes Fee Letter) (the “Series 2023-2 Class A-1 Undrawn Commitment Fees”) in accordance with the terms of the Series 2023-2 Class A-1 Notes Fee Letter and subject to and in accordance with the Priority of Payments.

(d)    The Issuer shall pay any other fees set forth in the Series 2023-2 Class A-1 Notes Fee Letter (including, without limitation, the Series 2023-2 Class A-1 Notes Upfront Fee and the Series 2023-2 Class A-1 Extension Fees) subject to and in accordance with the Priority of Payments (other than the Series 2023-2 Class A-1 Notes Upfront Fee, which shall be paid by the Issuer on the Series 2023-2 Closing Date).

(e)     Once paid, all fees payable hereunder shall be nonrefundable under all circumstances other than manifest error.

SECTION 3.03          Inability to Determine Rates; SOFR Lending Unlawful.

(a)     Subject to Section 3.04, if, on or prior to the Term SOFR Determination Day related to any Interest Accrual Period for any SOFR Advance, the Series 2023-2 Class A-1 Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, the Series 2023-2 Class A-1 Administrative Agent will promptly so notify the Issuer and each Investor.

Upon notice thereof by the Series 2023-2 Class A-1 Administrative Agent to the Issuer, any obligation of the Investors to make SOFR Advances, and any right of the Issuer to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) until the Series 2023-2 Class A-1 Administrative Agent revokes such notice.  Upon receipt of such notice, (i) the Issuer may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) or, failing that, the Issuer will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Accrual Period.  In connection with any such conversion, the Issuer shall also pay any applicable Breakage Amounts in accordance with Section 3.06. Subject to Section 3.04, if the Series 2023-2 Class A-1 Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Series 2023-2 Class A-1 Administrative Agent without reference to clause (b)(iii) of the definition of “Base Rate” until the Series 2023-2 Class A-1 Administrative Agent revokes such determination.

(b)     If any Investor or Program Support Provider shall determine that any Change in Law makes it unlawful, or any Official Body asserts that it is unlawful, for any such Person to fund or maintain any Advance as a SOFR Advance, then, upon notice thereof by such Investor or Program Support Provider to the Issuer (through the Series 2023-2 Class A-1 Administrative Agent) (an “Illegality Notice”), (a) any obligation of such Investor to make SOFR Advances, and any right of the Issuer to continue such Investor’s SOFR Advances or to convert such Investor’s Base Rate Advances to SOFR Advances, shall be suspended, and (b) the interest rate on which such Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Series 2023-2 Class A-1 Administrative Agent without reference to clause (b)(iii) of the definition of “Base Rate”, in each case until such affected Investor or Program Support Provider notifies the Series 2023-2 Class A-1 Administrative Agent and the Issuer that the circumstances giving rise to such determination no longer exist.  Upon receipt of an Illegality Notice, if necessary to avoid such illegality, upon demand from the related Investor (with a copy to the Series 2023-2 Class A-1 Administrative Agent), all of such Investor’s SOFR Advances shall be converted to Base Rate Advances (and the interest rate on which such Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Series 2023-2 Class A-1 Administrative Agent without reference to clause (b)(iii) of the definition of “Base Rate”), at the end of the then-current Interest Accrual Period, if such Investor may lawfully continue to maintain such SOFR Advances to such day, or immediately, if such Investor may not lawfully continue to maintain such SOFR Advances to such day, in each case until the Series 2023-2 Class A-1 Administrative Agent is advised in writing by such Investor that it is no longer illegal for such Investor to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR.  In connection with any such conversion, the Issuer shall also pay any Breakage Amount in accordance with Section 3.06.

SECTION 3.04          Alternate Rate of Interest.

(a)    Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder and under any Transaction Document without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder and under any Transaction Document at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the parties hereto without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Series 2023-2 Class A-1 Administrative Agent  has not received, by such time, written notice of objection to such Benchmark Replacement from Investor Groups comprising the Required Investors.

(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of Term SOFR or a Benchmark Replacement, the Series 2023-2 Class A-1 Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time (in consultation with the Issuer) and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.

(c)     Notices.  The Series 2023-2 Class A-1 Administrative Agent will promptly notify all the parties hereto of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Series 2023-2 Class A-1 Administrative Agent will promptly notify the Issuer of the commencement of any Benchmark Unavailability Period.

(d)    Standards for Decisions and Determinations. Any determination, decision or election that may be made by the Series 2023-2 Class A-1 Administrative Agent pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Series 2023-2 Class A-1 Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 3.04.

(e)    Benchmark Unavailability Period. Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer may revoke any pending request for a SOFR Advance or a conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Issuer will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advances.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

SECTION 3.05          Increased Costs, etc. The Issuer agrees to reimburse each Investor and any Program Support Provider (each, an “Affected Person”) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person’s capital, in respect of funding or maintaining (or of its obligation to fund or maintain) any Advances that arise in connection with any Change in Law which shall:

(i)     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Person; or

(ii)     impose on any Affected Person any other condition affecting this Agreement or SOFR Advances made by such Affected Person;

except for such Changes in Law with respect to Increased Capital Costs and Class A-1 Taxes which shall be governed by Sections 3.07 and 3.08, respectively (whether or not amounts are payable thereunder in respect thereof).  Each such demand shall be provided to the related Funding Agent and the Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased costs or reduced amount of return; provided that any such demand shall, in addition, state the basis upon which such amount has been calculated and certify that such Affected Person’s method of allocating such costs is fair and reasonable and that such Affected Person’s demand for payment of such costs hereunder, and such method of allocation, is consistent with, or more favorable than, its treatment of other borrowers which, as a credit matter, are substantially similar to the Issuer and which are subject to similar provisions. Such additional amounts (“Increased Costs”) shall be paid by the Issuer to the Series 2023-2 Class A-1 Administrative Agent as Series 2023-2 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, on the Payment Date following the Collection Period in which such written notice is received, and by the Series 2023-2 Class A-1 Administrative Agent to such Funding Agent pursuant to written direction and by such Funding Agent directly to such Affected Person, and such notice shall, in the absence of manifest error, be conclusive and binding on the Issuer; provided that with respect to any notice given to the Issuer under this Section 3.05 the Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such demand; provided, further, that if the Change in Law giving rise to such Increased Costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 3.06          Funding Losses.  In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to fund or maintain any portion of the principal amount of any Advance as a SOFR Advance) as a result of:

(a)    any Advance not being funded or maintained as a SOFR Advance after a request therefor has been made in accordance with the terms contained herein (for a reason other than the failure of such Affected Person to make an Advance after all conditions thereto have been met); or

(b)    any failure of the Issuer to make a Voluntary Decrease, prepayment or redemption with respect to any SOFR Advance after giving notice thereof pursuant to the applicable provisions of this Agreement and the Indenture;

then, upon the written notice of any Affected Person to the related Funding Agent and the Issuer, the Issuer shall pay to the Series 2023-2 Class A-1 Administrative Agent, in the form of Series 2023-2 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments on the Payment Date following the Collection Period in which such written notice is received, and by the Series 2023-2 Class A-1 Administrative Agent to such Funding Agent pursuant to written direction and such Funding Agent shall pay directly to such Affected Person such amount (“Breakage Amount” or “Series 2023-2 Class A-1 Breakage Amount”) as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense.  With respect to any notice given to the Issuer under this Section 3.06 the Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such notice. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Issuer.

SECTION 3.07         Increased Capital or Liquidity Costs. If any Change in Law affects or would affect the amount of capital or liquidity required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person determines in its sole and absolute discretion that the rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or under a Program Support Agreement or the Advances made by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and the Issuer, the Issuer shall pay to the Series 2023-2 Class A-1 Administrative Agent, in the form of Series 2023-2 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, on the Payment Date following the Collection Period in which the Issuer receives such written notice, and by the Series 2023-2 Class A-1 Administrative Agent pursuant to written direction to such Funding Agent and such Funding Agent shall pay to such Affected Person, such amounts (“Increased Capital Costs”) as will be sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or the Advances made by such Affected Person; provided that with respect to any notice given to the Issuer under this Section 3.07 the Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such notice; provided, further, if the Change in Law giving rise to such Increased Capital Costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Issuer. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

For purposes of this Agreement, including, without limitation, Section 3.05 and this Section 3.07, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof, regardless of the date enacted, adopted or issued.

SECTION 3.08          Taxes.

(a)    Except as otherwise required by law, all payments by the Issuer of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges in the nature of a tax imposed by any taxing authority including all interest, penalties or additions to tax and other liabilities with respect thereto (all such taxes, fees, duties, withholdings and other charges, and including all interest, penalties or additions to tax and other liabilities with respect thereto, being called “Class A-1 Taxes”), but excluding in the case of any Affected Person (i) net income, franchise (imposed in lieu of net income) or similar Class A-1 Taxes (and including branch profits or alternative minimum Class A-1 Taxes) and any other Class A-1 Taxes imposed or levied on the Affected Person as a result of a present or former connection between the Affected Person and the jurisdiction of the governmental authority imposing such Class A-1 Taxes (or any political subdivision or taxing authority thereof or therein) (other than any such connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Transaction Document), (ii) with respect to any Affected Person organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in a jurisdiction (or any political subdivision thereof) other than the United States or any state of the United States (a “Foreign Affected Person”), any U.S. federal withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from the Issuer with respect to such withholding tax, (iii) any Class A-1 Taxes imposed under FATCA, (iv) any backup withholding tax, (v) any Class A-1 Taxes imposed as a result of such Affected Person’s failure to comply with Section 3.08(d), (vi) Class A-1 Taxes resulting from the gross negligence or willful misconduct of the Administrative Agent or the Affected Person as determined by a court of competent jurisdiction by final and non-appealable judgment, (vii) any Class A-1 Taxes that are imposed as a result of or with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of the Issuer or other transfer (other than an assignment or designation of a new office made pursuant to Section 3.09) (such Class A-1 Taxes not excluded by (i), (ii), (iii), (iv), (v), (vi) and (vii) above being called “Non-Excluded Taxes”). If any Class A-1 Taxes are imposed and required by law to be withheld or deducted from any amount payable by the Issuer hereunder to an Affected Person, then, (x) the Issuer shall withhold the amount of such Class A-1 Taxes from such payment (as increased, if applicable, pursuant to the following clause (y)) and shall pay such amount, subject to and in accordance with the Priority of Payments, to the taxing authority imposing such Class A-1 Taxes in accordance with applicable law and (y) if such Class A-1 Taxes are Non-Excluded Taxes, the amount of the payment shall be increased so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount equal to the sum that would have been received by the Affected Person had no such deduction or withholding been required.

(b)    Moreover, if any Non-Excluded Taxes are directly asserted against any Affected Person or its agent with respect to any payment received by such Affected Person or its agent from the Issuer or otherwise in respect of any Transaction Document or the transactions contemplated therein, such Affected Person or its agent may pay such Non-Excluded Taxes and the Issuer shall pay to the Series 2023-2 Class A-1 Administrative Agent, in the form of Series 2023-2 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, on the Payment Date following the Collection Period in which the related Funding Agent and the Issuer receive written notice stating the amount of such Non-Excluded Taxes (including the calculation thereof in reasonable detail), and the Series 2023-2 Class A-1 Administrative Agent shall pay to such Funding Agent pursuant to written direction from such Funding Agent and such Funding Agent shall pay directly to such Affected Persons such additional amounts (collectively, “Increased Tax Costs,” which term shall include all amounts payable by or on behalf of the Issuer pursuant to this Section 3.08) as is necessary in order that the net amount received by such Affected Person or agent after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such Increased Tax Costs) shall equal the amount such Person would have retained had no such Non-Excluded Taxes been asserted. Any amount payable to an Affected Person under this Section 3.08 shall be reduced by, and Increased Tax Costs shall not include, the amount of incremental damages (including Class A-1 Taxes) due or payable by the Issuer as a direct result of such Affected Person’s failure to demand from the Issuer additional amounts pursuant to this Section 3.08 within 180 days from the date on which the related Non-Excluded Taxes were incurred.

(c)    As promptly as practicable after the payment of any Class A-1 Taxes, and in any event within thirty (30) days of any such payment being due, the Issuer shall furnish to each applicable Affected Person or its agents a certified copy of an official receipt (or other documentary evidence reasonably satisfactory to such Affected Person and agents) evidencing the payment of such Class A-1 Taxes.  If the Issuer fails to pay any Class A-1 Taxes when due to the appropriate taxing authority or fails to remit to the Affected Persons or their agents the required receipts (or such other documentary evidence), the Issuer shall indemnify (by depositing such amounts into the Collection Account, to be distributed subject to and in accordance with the Priority of Payments) each Affected Person and its agents for any Non-Excluded Taxes that may become payable by any such Affected Person or its agents as a result of any such failure.

(d)    Each Affected Person and Funding Agent on or prior to the date it becomes a party to this Agreement (and from time to time thereafter as soon as practicable after the obsolescence, expiration or invalidity of any form or document previously delivered) or within a reasonable period of time following a written request by the Issuer or the Series 2023-2 Class A-1 Administrative Agent, shall timely deliver to the Issuer and the Series 2023-2 Class A-1 Administrative Agent a United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY or Form W-9, as applicable, or applicable successor form (together with all required attachments), or such other forms or documents (or successor forms or documents), appropriately completed and executed, as may be applicable and as will permit the Issuer or the Series 2023-2 Class A-1 Administrative Agent, in their reasonable determination, to establish the extent to which a payment to such Affected Person is exempt from or eligible for a reduced rate of withholding or deduction of United States federal withholding taxes, including but not limited to (i) such information necessary to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code and (ii) in the case of an Affected Person claiming the benefits of any income tax treaty to which the United States is a party, executed copies of a U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the relevant article of such tax treaty, and to determine whether or not such Affected Person or Funding Agent is subject to backup withholding or information reporting requirements.  Promptly following the receipt of a written request by the Issuer or the Series 2023-2 Class A-1 Administrative Agent, each Affected Person and Funding Agent shall deliver to the Issuer and the Series 2023-2 Class A-1 Administrative Agent any other forms or documents (or successor forms or documents) appropriately completed and executed, as may be applicable to establish the extent to which a payment to such Affected Person or Funding Agent is exempt from withholding or deduction of Non-Excluded Taxes other than United States federal withholding taxes~~.~~ The Issuer and the Series 2023-2 Class A-1 Administrative Agent (or other withholding agent selected by the Issuer) may rely on any form or document provided pursuant to this Section 3.08(d) until notified otherwise by the Affected Person or the Funding Agent that delivered such form or document. Notwithstanding anything to the contrary, no Affected Person or Funding Agent shall be required to deliver any documentation that it is not legally eligible to deliver as a result of a change in applicable law after the time the Affected Person or Funding Agent becomes a party to this Agreement (or designates a new lending office).

(e)     If a payment made to an Affected Person or Funding Agent pursuant to this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Affected Person or Funding Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person or Funding Agent shall deliver to the Issuer and the Series 2023-2 Class A-1 Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer or the Series 2023-2 Class A-1 Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Series 2023-2 Class A-1 Administrative Agent as may be necessary for the Issuer and the Series 2023-2 Class A-1 Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person or Funding Agent has complied with such Affected Person’s or Funding Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  For purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)     Prior to the Series 2023-2 Closing Date, the Series 2023-2 Class A-1 Administrative Agent will provide the Issuer with a properly executed and completed U.S. Internal Revenue Service Form W-8BEN-E, Form W-8IMY or Form W-9, as appropriate (together with all required attachments) of the Series 2023-2 Class A-1 Administrative Agent. At any time thereafter, the Administrative Agent will provide updated documentation (or a successor form thereto) if any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Issuer.

(g)    If an Affected Person determines, in its sole reasonable discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified pursuant to this Section 3.08 or as to which it has been paid additional amounts pursuant to this Section 3.08, it shall promptly notify the Issuer and the Manager in writing of such refund and shall, within thirty (30) days after receipt of a written request from the Issuer, pay over such refund to the Issuer (but only to the extent of indemnity payments made or additional amounts paid to such Affected Person under this Section 3.08 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses (including the net amount of Class A-1 Taxes, if any, imposed on or with respect to such refund or payment) of the Affected Person and without interest (other than any interest paid by the relevant taxing authority that is directly attributable to such refund of such Non-Excluded Taxes); provided that the Issuer, immediately upon the request of the Affected Person to the Issuer (which request shall include a calculation in reasonable detail of the amount to be repaid), agrees to repay the amount of the refund (and any applicable interest) (plus any penalties, interest or other charges imposed by the relevant taxing authority with respect to such amount) to the Affected Person in the event the Affected Person is required to repay such refund to such taxing authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Affected Person be required to pay any amount to the Issuer pursuant to this paragraph (g) the payment of which would place the Affected Person in a less favorable net after-Tax position than the Affected Person would have been in if the Class A-1 Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Class A-1 Tax had never been paid. This Section 3.08(g) shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its Class A-1 Taxes that it deems confidential) to the Issuer or any other Person.

(h)    If any Governmental Authority asserts that the Issuer or the Series 2023-2 Class A-1 Administrative Agent or other withholding agent did not properly withhold or backup withhold, as the case may be, any Class A-1 Taxes from payments made to or for the account of any Affected Person, then to the extent such improper withholding or backup withholding was directly caused by such Affected Person’s actions or inactions, such Affected Person shall indemnify the Issuer, the Indenture Trustee and the Series 2023-2 Class A-1 Administrative Agent for any Class A-1 Taxes imposed by any jurisdiction as a result of such actions or inactions, and costs and expenses (including attorney costs) of the Issuer, the Indenture Trustee and the Series 2023-2 Class A-1 Administrative Agent. The obligation of the Affected Persons, severally, under this Section 3.08 shall survive any assignment of rights by, or the replacement of, an Affected Person or the termination of the aggregate Commitments, repayment of all other obligations hereunder and the resignation of the Series 2023-2 Class A-1 Administrative Agent.

(i)     The Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee, the Issuer or any other withholding agent may deduct and withhold any Class A-1 Taxes required by any laws to be deducted and withheld from any payments.

SECTION 3.09          Change of Lending Office. Each Committed Note Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 3.05 or 3.07 or the payment of additional amounts to it under Section 3.08(a) or (b), in each case with respect to an Affected Person in such Committed Note Purchaser’s Investor Group, it will, if requested by the Issuer, use reasonable efforts (subject to overall policy considerations of such Committed Note Purchaser) to designate, or cause the designation of, another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Committed Note Purchaser, cause such Committed Note Purchaser and its lending office(s) or the related Affected Person to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.09 shall affect or postpone any of the obligations of the Issuer or the rights of any Committed Note Purchaser pursuant to Section 3.05, 3.07 and 3.08. The Issuer hereby agrees to pay all reasonable costs and reasonable documented out-of-pocket expenses incurred by any Committed Note Purchaser in connection with any such designation. If a Committed Note Purchaser notifies the Issuer in writing that such Committed Note Purchaser will be unable to designate, or cause the designation of, another lending office, the Issuer may replace every member (but not any subset thereof) of such Committed Note Purchaser’s entire Investor Group by giving written notice to each member of such Investor Group and the Series 2023-2 Class A-1 Administrative Agent designating one or more Persons that are willing and able to purchase each member of such Investor Group’s rights and obligations under this Agreement for a purchase price that with respect to each such member of such Investor Group will equal the amount owed to each such member of such Investor Group with respect to the Series 2023-2 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2023-2 Class A-1 Advance Notes or otherwise). Upon receipt of such written notice, each member of such Investor Group shall assign its rights and obligations under this Agreement pursuant to and in accordance with Sections 9.17(a), (b) and (c), as applicable, in consideration for such purchase price and at the reasonable expense of the Issuer (including, without limitation, the reasonable documented fees and out-of-pocket expenses of counsel to each such member); provided, however, that no member of such Investor Group shall be obligated to assign any of its rights and obligations under this Agreement if the purchase price to be paid to such member is not at least equal to the amount owed to such member with respect to the Series 2023-2 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2023-2 Class A-1 Advance Notes or otherwise).

ARTICLE IV
OTHER PAYMENT TERMS

SECTION 4.01          Amounts Distributed by the Issuer. Except as otherwise provided in Section 4.02, all amounts payable to any Funding Agent or Investor hereunder or with respect to the Series 2023-2 Class A-1 Advance Notes shall be made by the Issuer to the Series 2023-2 Class A-1 Administrative Agent for the benefit of the applicable Person, by wire transfer of immediately available funds in Dollars not later than 1:00 p.m. (New York City time) on the date due.  The Series 2023-2 Class A-1 Administrative Agent will promptly, and in any event no later than 5:00 p.m. (New York City time) on the day of its receipt or deemed receipt of the same, distribute to the applicable Funding Agent for the benefit of the applicable Person, or upon the order of the applicable Funding Agent for the benefit of the applicable Person, in each case pursuant to written direction, in an amount equal to its pro rata share (or other applicable share as provided herein) of such payment by wire transfer in like funds as received.

The Issuer’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Issuer to the Series 2023-2 Class A-1 Administrative Agent as provided in this Section 4.01 or by the Indenture Trustee in accordance with Section 4.02, whether or not such funds are properly applied by the Series 2023-2 Class A-1 Administrative Agent or the Indenture Trustee. The Series 2023-2 Class A-1 Administrative Agent’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Series 2023-2 Class A-1 Administrative Agent to the applicable Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.

SECTION 4.02          Amounts Distributed by the Indenture Trustee Pursuant to the Priority of Payments.  Subject to the application of Section 9.18(c)(ii) to Defaulting Investors, any amounts distributed pursuant to the Priority of Payments in respect of due and payable interest, principal or undrawn commitment fees with respect to the Series 2023-2 Class A-1 Notes shall be distributed by the Indenture Trustee on each Payment Date to the Series 2023-2 Class A-1 Noteholders of record on the applicable Record Date, ratably in proportion to the respective amounts due to such payees at each applicable level of the Priority of Payments and in accordance with the applicable Manager Report.

Any amounts distributed to the Series 2023-2 Class A-1 Administrative Agent pursuant to the Priority of Payments in respect of any other amounts related to the Series 2023-2 Class A-1 Notes, including, without limitation, Series 2023-2 Class A-1 Notes Other Amounts, shall be distributed by the Series 2023-2 Class A-1 Administrative Agent in accordance with Section 4.01 on the date such amounts are due and payable hereunder to the applicable Series 2023-2 Class A-1 Noteholders and/or the Series 2023-2 Class A-1 Administrative Agent for its own account, as applicable, ratably in proportion to the respective aggregate of such amounts due to such payees.

SECTION 4.03          [Reserved].

SECTION 4.04          [Reserved].

SECTION 4.05         Erroneous Payments.  (a)  Each Investor hereby agrees that (x) if the Series 2023-2 Class A-1 Administrative Agent notifies such Investor that the Series 2023-2 Class A-1 Administrative Agent has determined in its sole discretion that any funds received by such Investor from the Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee or any of their respective Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Investor (whether or not known to such Investor), and demands the return of such Payment (or a portion thereof), such Investor shall promptly, but in no event later than one Business Day thereafter, return to the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee, as applicable, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Investor to the date such amount is repaid to the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Series 2023-2 Class A-1 Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Investor shall not assert, and hereby waives, as to the Series 2023-2 Class A-1 Administrative Agent and the Indenture Trustee, as applicable, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Series 2023-2 Class A-1 Administrative Agent to any Investor under this Section 4.05(a) shall be conclusive, absent manifest error.

(b)         Each Investor hereby further agrees that if it receives a Payment from the Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee or any of their respective Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee (or any of their respective Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Investor agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Investor shall promptly notify the Series 2023-2 Class A-1 Administrative Agent of such occurrence and, upon demand from the Series 2023-2 Class A-1 Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee, as applicable, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Investor to the date such amount is repaid to the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Series 2023-2 Class A-1 Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)         The Issuer and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Investor that has received such Payment (or portion thereof) for any reason, the Series 2023-2 Class A-1 Administrative Agent shall be subrogated to all the rights of such Investor with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Issuer or any other Obligor , except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Series 2023-2 Class A-1 Administrative Agent or Indenture Trustee from the Issuer or any other Obligor for the purpose of making such erroneous Payment.

(d)      Each party’s obligations under this Section 4.05 shall survive the resignation or replacement of the Series 2023-2 Class A-1 Administrative Agent or any transfer of rights or obligations by, or the replacement of, an Investor, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Transaction Document.

ARTICLE V
THE SERIES 2023-2 CLASS A-1 ADMINISTRATIVE AGENT AND THE FUNDING AGENTS

SECTION 5.01        Authorization and Action of the Series 2023-2 Class A-1 Administrative Agent. Each of the Investors and the Funding Agents hereby designates Barclays Bank PLC, as the Series 2023-2 Class A-1 Administrative Agent hereunder, and hereby authorizes the Series 2023-2 Class A-1 Administrative Agent to take such actions and to exercise such powers as are delegated to the Series 2023-2 Class A-1 Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Series 2023-2 Class A-1 Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Series 2023-2 Class A-1 Administrative Agent shall be read into this Agreement or otherwise exist for the Series 2023-2 Class A-1 Administrative Agent. In performing its functions and duties hereunder, the Series 2023-2 Class A-1 Administrative Agent shall act solely as agent for the Investors and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The provisions of this Article (other than the rights of the Issuer set forth in Section 5.07) are solely for the benefit of the Series 2023-2 Class A-1 Administrative Agent, the Investors and the Funding Agents, and the Issuer shall not have any rights as a third-party beneficiary of any such provisions.  The Series 2023-2 Class A-1 Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, exposes the Series 2023-2 Class A-1 Administrative Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Series 2023-2 Class A-1 Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2023-2 Class A-1 Notes and all other amounts owed by the Issuer hereunder to the Series 2023-2 Class A-1 Administrative Agent and all members of the Investor Groups (the “Aggregate Unpaids”) and termination in full of all Commitments.

SECTION 5.02        Delegation of Duties. The Series 2023-2 Class A-1 Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Article shall apply to any such agents or attorneys-in-fact and shall apply to each of their respective activities as the Series 2023-2 Class A-1 Administrative Agent.  The Series 2023-2 Class A-1 Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith.

SECTION 5.03        Exculpatory Provisions. Neither the Series 2023-2 Class A-1 Administrative Agent nor any of its directors, managers, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment), or (b) responsible in any manner to any Investor or any Funding Agent for any recitals, statements, representations or warranties made by the Issuer or an Asset Entity contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer or an Asset Entity to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII.  The Series 2023-2 Class A-1 Administrative Agent shall not be under any obligation to any Investor or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer.  The Series 2023-2 Class A-1 Administrative Agent shall not be deemed to have knowledge of any Rapid Amortization Period or Event of Default unless a Responsible Officer of the Series 2023-2 Class A-1 Administrative Agent has received notice in writing of such event from the Issuer, any Investor or any Funding Agent.

SECTION 5.04        Reliance.  The Series 2023-2 Class A-1 Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Series 2023-2 Class A-1 Administrative Agent. The Series 2023-2 Class A-1 Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Investor or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Investor or any Funding Agent; provided that unless and until the Series 2023-2 Class A-1 Administrative Agent shall have received such advice, the Series 2023-2 Class A-1 Administrative Agent may take or refrain from taking any action, as the Series 2023-2 Class A-1 Administrative Agent shall deem advisable and in the best interests of the Investors and the Funding Agents. The Series 2023-2 Class A-1 Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Investor Groups holding more than 50% of the Commitments and such request and any action taken or failure to act pursuant thereto shall be binding upon the Investors and the Funding Agents.

SECTION 5.05         Non-Reliance on the Series 2023-2 Class A-1 Administrative Agent and Other Purchasers. Each of the Investors and the Funding Agents expressly acknowledges that neither the Series 2023-2 Class A-1 Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Series 2023-2 Class A-1 Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Series 2023-2 Class A-1 Administrative Agent.  Each of the Investors and the Funding Agents represents and warrants to the Series 2023-2 Class A-1 Administrative Agent that it has and will, independently and without reliance upon the Series 2023-2 Class A-1 Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

SECTION 5.06          The Series 2023-2 Class A-1 Administrative Agent in its Individual Capacity. The Series 2023-2 Class A-1 Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Series 2023-2 Class A-1 Administrative Agent were not the Series 2023-2 Class A-1 Administrative Agent hereunder.

SECTION 5.07          Successor Series 2023-2 Class A-1 Administrative Agent; Defaulting Class A-1 Administrative Agent.

(a)     The Series 2023-2 Class A-1 Administrative Agent may, upon thirty (30) days’ notice to the Issuer and each of the Investors and the Funding Agents, and the Series 2023-2 Class A-1 Administrative Agent will, upon the direction of Investor Groups holding 100% of the Commitments (excluding any Commitments held by Defaulting Investors), resign as the Series 2023-2 Class A-1 Administrative Agent, as applicable.  If the Series 2023-2 Class A-1 Administrative Agent shall resign, then the Required Investors shall appoint an Affiliate of a member of the Investor Groups as a successor Series 2023-2 Class A-1 Administrative Agent, subject to the consent of the Issuer at all times other than while an Event of Default has occurred and is continuing (which consent of the Issuer shall not be unreasonably withheld or delayed); provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(a). If for any reason, no successor Administrative Agent is appointed by the Investor Groups during such 30 day period, then effective upon the expiration of such 30 day period, the Issuer shall  make (or cause to be made) all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2023-2 Class A-1 Notes Fee Letter) directly to the Funding Agents, and the Issuer for all purposes shall deal directly with the Funding Agents until such time, if any, as a successor Series 2023-2 Class A-1 Administrative Agent is appointed as provided above, and the Issuer shall instruct the Indenture Trustee in writing accordingly. After the retiring Series 2023-2 Class A-1 Administrative Agent’s resignation hereunder as the Series 2023-2 Class A-1 Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Series 2023-2 Class A-1 Administrative Agent under this Agreement.

(b)    The Issuer may, upon the occurrence of any of the following events with respect to the Series 2023-2 Class A-1 Administrative Agent (any such event with respect to the Series 2023-2 Class A-1 Administrative Agent, a “Defaulting Agent Event” of the Series 2023-2 Class A-1 Administrative Agent) with the consent of Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments, remove the Series 2023-2 Class A-1 Administrative Agent and, upon such removal, the Investor Groups holding more than 50% of the Commitments in the case of clause (i) above or two thirds of the Commitments in the case of clause (ii) above (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(b)) shall appoint an Affiliate of a member of the Investor Groups as a successor Series 2023-2 Class A-1 Administrative Agent, subject to the consent of (x) the Issuer at all times other than while an Event of Default has occurred and is continuing (which consent of the Issuer shall not be unreasonably withheld or delayed) and (y) the Controlling Class Representative, if any (which consent of the Controlling Class Representative shall not be unreasonably withheld or delayed): (i) an Event of Bankruptcy with respect to the Series 2023-2 Class A-1 Administrative Agent; (ii) if the Series 2023-2 Class A-1 Administrative Agent or an Affiliate thereof is also an Investor, any other event pursuant to which such Person becomes a Defaulting Investor; (iii) the failure by the Series 2023-2 Class A-1 Administrative Agent to pay or remit any funds required to be remitted when due (in each case, if amounts are available for payment or remittance in accordance with the terms of this Agreement for application to the payment or remittance thereof) which continues for two (2) Business Days after such funds were required to be paid or remitted; (iv) any representation, warranty, certification or statement made by the Series 2023-2 Class A-1 Administrative Agent under this Agreement or in any agreement, certificate, report or other document furnished by the Series 2023-2 Class A-1 Administrative Agent proves to have been false or misleading in any material respect as of the time made or deemed made, and if such representation, warranty, certification or statement is susceptible of remedy in all material respects, is not remedied within thirty (30) calendar days after knowledge thereof or notice by the Issuer to the Series 2023-2 Class A-1 Administrative Agent, and if not susceptible of remedy in all material respects, upon notice by the Issuer to the Series 2023-2 Class A-1 Administrative Agent, or (v) any act constituting the gross negligence, bad faith or willful misconduct of the Series 2023-2 Class A-1 Administrative Agent.  If for any reason no successor Series 2023-2 Class A-1 Administrative Agent is appointed by the Investor Groups within thirty (30) days of the removal of the Series 2023-2 Class A-1 Administrative Agent pursuant to this clause (b), then effective upon the expiration of such 30-day period, the Issuer shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2023-2 Class A-1 Notes Fee Letter) directly to the Funding Agents, and the Issuer for all purposes shall deal directly with the Funding Agents until such time, if any, as a successor Series 2023-2 Class A-1 Administrative Agent is appointed as provided above, and the Issuer shall instruct the Indenture Trustee in writing accordingly. After the removal of the Series 2023-2 Class A-1 Administrative Agent hereunder as the Series 2023-2 Class A-1 Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Series 2023-2 Class A-1 Administrative Agent under this Agreement.

(c)     If a Defaulting Agent Event has occurred with respect to the Series 2023-2 Class A-1 Administrative Agent and is continuing, the Issuer shall make (or cause to be made) all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2023-2 Class A-1 Notes Fee Letter) directly to the Funding Agents, and the Issuer for all purposes may deal directly with the Funding Agents.

SECTION 5.08          Authorization and Action of Funding Agents. Each Investor is hereby deemed to have designated and appointed its related Funding Agent set forth next to such Investor’s name on Schedule I (or identified as such Investor’s Funding Agent pursuant to any applicable Assignment and Assumption Agreement or Investor Group Supplement) as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer, any of its successors or assigns or any other Person. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Funding Agents hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids of the Investor Groups and the termination in full of all the Commitments.

SECTION 5.09         Delegation of Duties. Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the actions or any gross negligence, bad faith or willful misconduct of any agents or attorneys-in-fact selected by it in good faith.

SECTION 5.10          Exculpatory Provisions. Each Funding Agent and its Affiliates, and each of their directors, officers, agents or employees shall not be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence, bad faith or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. Each Funding Agent shall not be under any obligation to the related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. Each Funding Agent shall not be deemed to have knowledge of any Rapid Amortization Period or Event of Default unless such Funding Agent has received notice of such event from the Issuer or any member of the related Investor Group.

SECTION 5.11        Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group; provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon the related Investor Group.

SECTION 5.12         Non-Reliance on the Funding Agent and Other Purchasers. The related Investor Group expressly acknowledges that its Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has not made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Investor Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

SECTION 5.13         The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though such Funding Agent were not a Funding Agent hereunder.

SECTION 5.14        Successor Funding Agent. Each Funding Agent will, upon the direction of the related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of the related Investor Group as a successor funding agent (it being understood that such resignation shall not be effective until such successor is appointed). After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION 6.01          The Issuer and AssetCo. The Issuer and AssetCo jointly and severally represent and warrant to each Investor and the Series 2023-2 Class A-1 Administrative Agent, as of the date of this Agreement and as of the date of each Advance made hereunder, that:

(a)    each of their representations and warranties made in favor of the Indenture Trustee or the Noteholders in the Indenture and the other Transaction Documents (other than a Transaction Document relating solely to a Series of Term Notes or Variable Funding Notes other than the Series 2023-2 Notes) including without limitation, the representations and warranties contained in Section 6.05 of the Base Indenture, is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects, as of the date originally made, as of the date hereof and as of the Series 2023-2 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)   no Event of Default, Manager Termination Event, Rapid Amortization Period, Cash Trap Period or Cash Sweep Period has occurred and is continuing;

(c)    assuming the representations and warranties of each Investor set forth in Section 6.03 of this Agreement are true and correct, neither they nor or any of their Affiliates, have, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Series 2023-2 Class A-1 Notes under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided that no representation or warranty is made with respect to the Investors and their Affiliates; and neither the Issuer nor any of its Affiliates has entered into any contractual arrangement with respect to the distribution of the Series 2023-2 Class A-1 Notes, except for this Agreement and the other Transaction Documents, and the Issuer will not enter into any such arrangement;

(d)    neither they nor any of their Affiliates have, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Series 2023-2 Class A-1 Notes in a manner that would require the registration of the Series 2023-2 Class A-1 Notes under the Securities Act;

(e)     assuming the representations and warranties of each Investor set forth in Section 6.03 of this Agreement are true and correct, the offer and sale of the Series 2023-2 Class A-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture and the Series 2023-2 Supplement are not required to be qualified under the Trust Indenture Act of 1939, as amended;

(f)     no Obligor is required, or will be required as a result of the making of Advances and the use of proceeds therefrom, to register as an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Issuer does not constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 Stat. 1376 (2010), also known as the Volcker Rule;

(g)     the Series 2023-2 Class A-1 Notes are “eligible assets” for purposes of Rule 3a-7 under the Investment Company Act;

(h)    the Issuer has furnished to the Series 2023-2 Class A-1 Administrative Agent and each Funding Agent true, accurate and complete copies of all other Transaction Documents (excluding Series Supplements and other Transaction Documents relating solely to a Series of Notes other than the Series 2023-2 Notes) to which they are a party as of the Series 2023-2 Closing Date, all of which Transaction Documents are in full force and effect as of the Series 2023-2 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which the Issuer has informed each Funding Agent;

(i)    none of the Obligors, nor to the knowledge of any Authorized Officer of the Obligors, any Affiliate, director, officer, manager, member, agent, employee or other person acting on behalf of the Obligors, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official or “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or foreign government employee from corporate or company funds; (iii) violated or is in violation of any provision of provision of any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the FCPA, the Bribery Act of 2010 of the United Kingdom (“UK Bribery Act”) or any other similar law or anti-bribery statute or regulation of any other jurisdiction in which it operates its business, including, in each case, the rules and regulations thereunder; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Issuer and AssetCo (or the Manager on their behalf) maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with the FCPA and the UK Bribery Act;

(j)     the operations of the Obligors are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Obligors with respect to the Money Laundering Laws is pending or, to the knowledge of any Authorized Officer of the Obligors, threatened;

(k)    none of the Obligors nor, to the knowledge of any Authorized Officer of the Obligors, any director, manager, member, officer, agent, employee or Affiliate of the Obligors, is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, His Majesty’s Treasury or the European Union (collectively, “Sanctions”); nor is any Obligor located, organized or resident in a country or territory which is the target of comprehensive country or territory-wide sanctions, which presently includes the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria or any covered region of Ukraine identified pursuant to Executive Order 14065; the Issuer shall not directly or indirectly use the proceeds of any Borrowing or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of making payments in violation of Sanctions and the Obligors (or the Manager on their behalf) maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with Sanctions; and

(l)    the information included in any Beneficial Ownership Certification delivered pursuant to the conditions of Section 7.01(c), if applicable, is true and correct in all respects; provided that an updated Beneficial Ownership Certification may be delivered if any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

SECTION 6.02          The Manager.

(a)     The Manager represents and warrants to each Investor and the Series 2023-2 Class A-1 Administrative Agent as of the date of this Agreement and as of the date of each Advance made hereunder that (i) no Manager Termination Event has occurred and is continuing and (ii) its representations and warranties in the Transaction Documents to which it is a party are true and correct (x) if not qualified as to materiality or Material Adverse Effect, in all material respects and (y) if qualified as to materiality or Material Adverse Effect, in all respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b)    The Manager represents and warrants to each Investor and the Series 2023-2 Class A-1 Administrative Agent, as of the date of this Agreement and as of the date of each Advance made hereunder, that each of the representations and warranties made by InfraCo in the Transaction Documents (other than a Transaction Document relating solely to a Series of Term Notes or Variable Funding Notes other than the Series 2023-2 Notes) including without limitation, the representations and warranties contained in Section 3 and Section 5 of the Shared Infrastructure Services Agreement, is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 6.03       Investors. Each of the Investors represents and warrants to the Issuer, the Manager and the Series 2023-2 Class A-1 Administrative Agent as of the date hereof (or, in the case of a successor or assign of an Investor, as of the subsequent date on which such successor or assign shall become or be deemed to become a party hereto) that:

(a)     it has had an opportunity to discuss the Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase of the Series 2023-2 Class A-1 Notes, with the Issuer and the Manager and their respective representatives;

(b)     it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2023-2 Class A-1 Notes;

(c)     it is purchasing the Series 2023-2 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in clause (b) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to a distribution in violation of the Securities Act, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act, or the rules and regulations promulgated thereunder, with respect to the Series 2023-2 Class A-1 Notes;

(d)     it understands that (i) the Series 2023-2 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Issuer, (ii) the Issuer is not required to register the Series 2023-2 Class A-1 Notes under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction, (iii) any permitted transferee hereunder must meet the criteria in clause (b) above and (iv) any transfer must comply with the provisions of Section 2.02 of the Base Indenture and Section 9.03 or 9.17, as applicable, of this Agreement;

(e)    it will comply with the requirements of Section 6.03(d), above, in connection with any transfer by it of the Series 2023-2 Class A-1 Notes;

(f)     it understands that the Series 2023-2 Class A-1 Notes will bear the legend set out in the form of Variable Funding Note attached as Exhibit A to the Series 2023-2 Supplement and be subject to the restrictions on transfer described in such legend;

(g)   it will obtain for the benefit of the Issuer from any purchaser of the Series 2023-2 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs; and

(h)    the acknowledgments and agreements of the Investor set forth in the form of Purchaser’s Letter set forth in Exhibit D attached hereto are true and correct with respect to the Investor without requiring the delivery of a Purchaser’s Letter by the Investor.

ARTICLE VII
CONDITIONS

SECTION 7.01          Conditions to Issuance and Effectiveness. Each Investor will have no obligation to purchase the Series 2023-2 Class A-1 Notes hereunder on the Series 2023-2 Closing Date, and the Commitments will not become effective, unless:

(a)     the Base Indenture, the Series 2023-2 Supplement and the other Transaction Documents shall be in full force and effect;

(b)    on the Series 2023-2 Closing Date, the Issuer shall have received a letter, in form and substance reasonably satisfactory to the Funding Agents, from Fitch stating that the Series 2023-2 Class A-1 Notes have received a rating of not less than “A (sf)”;

(c)     at the time of such issuance, the additional conditions set forth in Schedule III and all other conditions to the issuance of the Series 2023-2 Class A-1 Notes under the Indenture and the Series 2023-2 Supplement shall have been satisfied or waived; and

(d)    that certain risk retention letter agreement from Frontier Southwest, dated as of the Series 2023-2 Closing Date, with respect to compliance by Frontier Southwest with the UK Securitisation Regulation shall have been duly executed and delivered by the parties thereto in form and substance satisfactory to the Funding Agents.

SECTION 7.02       Conditions to Initial Extensions of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, the initial Borrowing hereunder on or after the date hereof shall be subject to the satisfaction of the conditions precedent that (a) each Funding Agent shall have received a duly executed and authenticated Series 2023-2 Class A-1 Note registered in its name or in such other name as shall have been directed by such Funding Agent and stating that the principal amount thereof shall not exceed the Maximum Investor Group Principal Amount of the related Investor Group (or, in the case of an Uncertificated Note, a Confirmation of Registration with respect thereto), and (b) the Issuer shall have paid all fees required to be paid by it under the Transaction Documents on the Series 2023-2 Closing Date, including the Series 2023-2 Class A-1 Upfront Fee.

SECTION 7.03        Conditions to Each Extension of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, any Borrowing on any day (including the initial Borrowing on or after the Series 2023-2 Closing Date) shall be subject to the conditions precedent that on the date of such funding or provision, before and after giving effect thereto and to the application of any proceeds therefrom (except as set forth in Section 7.03(b)), the following statements shall be true (without regard to any waiver of this Section 7.03 or any definitions used herein unless Investors holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 7.03) have consented to such waiver for purposes of this Section 7.03; provided, further, that if the second proviso to the first sentence of Section 9.01 is applicable to such waiver, amendment or other modification, then consent to such waiver, amendment or other modification from the Persons required by such second proviso shall also be required for purposes of this Section 7.03):

(a)    no Default, Event of Default, Manager Termination Event, Rapid Amortization Period, Cash Trap Period or Cash Sweep Period will be occurring and continuing at the time of or immediately following such draw;

(b)     immediately after giving effect to such draw, the following conditions will be satisfied:

(i)       the Class A Leverage Ratio as of the last day of the calendar month immediately preceding the date of such draw does not exceed 6.00x, as calculated on a pro forma basis after giving effect to such draw (and any concurrent acquisition of any additional Fiber Network Assets, Additional Asset Entity Fiber Network Assets or other Collateral and any concurrent repayment of Notes);

(ii)     the DSCR as of the last day of the calendar month immediately preceding the date of such draw is greater than or equal to 1.40x, and the Senior DSCR as of the last day of the calendar month immediately preceding the date of such draw is greater than or equal to 2.00x, in each case, as calculated on a pro forma basis after giving effect to such draw (and any concurrent acquisition of any additional Fiber Network Assets, Additional Asset Entity Fiber Network Assets or other Collateral and any concurrent repayment of Notes);

provided that, solely for purposes of determining the calculations set forth in clauses (i) and (ii), to the extent the definition of Fiber Network Assets is ever amended to allow for Fiber Networks to consist of Non-Core Infrastructure, Annualized Run Rate Revenue attributable to any such Non-Core Infrastructure shall be disregarded;

(iii)    the Series 2023-2 Class A-1 Outstanding Principal Amount does not exceed the Series 2023-2 Class A-1 Notes Maximum Principal Amount after giving effect to any reduction thereto pursuant to Section 2.05; and

(iv)    the amount on deposit in the Liquidity Reserve Account and/or held as Liquidity Reserve Letters of Credit is at least equal to the Required Liquidity Amount (it being understood that any portion of the proceeds of such draw may be used to fund the Liquidity Reserve Account);

(c)     all Series 2023-2 Class A-1 Undrawn Commitment Fees due and payable on or prior to the date of such funding together with all other amounts due and payable on or prior to the date of such funding pursuant to this Agreement shall have been paid in full on or prior to such date;

(d)     the Issuer shall have delivered or have been deemed to have delivered to the Administrative Agent (with a copy to the Indenture Trustee and the Servicer) (1) an executed advance request in the form of Exhibit A hereto with respect to such Borrowing (each such request, an “Advance Request” or a “Series 2023-2 Class A-1 Advance Request”), (2) an updated schedule of the Fiber Networks in Microsoft excel format, (3) a calculation of the conditions set forth in Section 7.03(b) in Microsoft excel format and (4) any other information reasonably requested by the Funding Agents or the Series 2023-2 Class A-1 Administrative Agent to confirm compliance with the conditions set forth in Section 7.03(b);

(e)          the Issuer shall have furnished to the Series 2023-2 Class A-1 Administrative Agent true, accurate and complete copies of all other Transaction Documents (excluding any Series Supplements and other Transaction Documents relating solely to a Series other than the Series 2023-2 Notes) to which the Issuer, any Asset Entity, the Manager or the Guarantor is a party that have not been previously delivered pursuant to Section 7.01(c), all of which Transaction Documents are in full force and effect and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date except as permitted under the Indenture and/or such other Transaction Documents;

(f)          the representations and warranties of each of the Obligors and the Manager set out in this Agreement are true and correct (A) if qualified as to materiality or Material Adverse Effect, in all respects and (B) if not qualified as to materiality or Material Adverse Effect, in all material respects, as of the date of such funding, with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); and

(g)    all conditions to such extension of credit or provision specified in Section 2.02 or 2.03 of this Agreement, as applicable, shall have been satisfied.

The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by the Issuer and the Manager that all conditions precedent to such funding or provision have been satisfied or will be satisfied concurrently therewith.

Notwithstanding any other provision set forth in this Agreement, a Rating Agency Confirmation must be obtained in connection with any amendment or modification of this Section 7.03 (including an amendment or modification of any definitions used herein).

SECTION 7.04          Conditions to Extensions of Series 2023-2 Class A-1 Anticipated Repayment Date.

(a)     The Series 2023-2 Class A-1 Anticipated Repayment Date shall be the Payment Date occurring in July 2026 unless extended as provided below in this Section 7.04.  The Series 2023-2 Class A-1 Anticipated Repayment Date shall be the Anticipated Repayment Date for the Series 2023-2 Class A-1 Notes.

(b)     First Extension Election.  Subject to the conditions set forth in Section 7.04(d), the Issuer, or the Manager acting on behalf of the Issuer, shall have the option on or before the Payment Date occurring in July 2026 to elect (the “Series 2023-2 First Extension Election”) to extend the Series 2023-2 Class A-1 Anticipated Repayment Date to the Payment Date occurring in July 2027 by delivering written notice to each of the Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee, the Servicer and the Back-Up Manager to the effect that the conditions precedent to such Series 2023-2 First Extension Election set forth in Section 7.04(d) are satisfied as of the date of the notice and acknowledging that such conditions precedent to such Series 2023-2 First Extension Election set forth in Section 7.04(d) are required to be effective at the time of, and after giving effect to, such extension as a condition to the extension. Upon such extension, the Payment Date occurring in July 2027 shall become the Series 2023-2 Class A-1 Anticipated Repayment Date.

(c)    Second Extension Election.  Subject to the conditions set forth in Section 7.04(d), if the Series 2023-2 First Extension Election has been made and become effective, the Issuer, or the Manager acting on behalf of the Issuer, shall have the option on or before the Payment Date occurring in July 2027 to elect (the “Series 2023-2 Second Extension Election” and, together with the Series 2023-2 First Extension Election, the “Series 2023-2 Class A-1 Extension Elections”) to extend the Series 2023-2 Class A-1 Anticipated Repayment Date to the Payment Date occurring in July 2028 by delivering written notice to each of the Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee, the Servicer and the Back-Up Manager to the effect that the conditions precedent to such Series 2023-2 Second Extension Election set forth in Section 7.04(d) are satisfied as of the date of the notice and acknowledging that such conditions precedent to such Series 2023-2 Second Extension Election set forth in Section 7.04(d) are required to be effective at the time of, and after giving effect to, such extension as a condition to the extension.  Upon such extension, the Payment Date occurring in July 2028 shall become the Series 2023-2 Class A-1 Anticipated Repayment Date.

(d)     Conditions Precedent to Extension Elections.  It shall be a condition to the effectiveness of the Series 2023-2 Class A-1 Extension Elections that, in the case of the Series 2023-2 First Extension Election, on the Payment Date occurring in July 2026 or, in the case of the Series 2023-2 Second Extension Election, on the Payment Date occurring in July 2027, that:

(i)      the Issuer, or the Manager acting on behalf of the Issuer, has delivered written notice to each of the Series 2023-2 Class A-1 Administrative Agent, the Indenture Trustee, the Servicer and the Back-Up manager in the manner provided in Section 7.04(b) or (c), as applicable, not more than 120 days and not less than 60 days prior to the then-current Series 2023-2 Class A-1 Anticipated Repayment Date;

(ii)     no Default, Event of Default, Manager Termination Event, Rapid Amortization Period, Cash Trap Period or Cash Sweep Period will be occurring and continuing at the time of or immediately following the exercise of such extension right;

(iii)    either Rating Agency Confirmation and consent of each Holder of the Series 2023-2 Class A-1 Notes is obtained or, after giving effect to such extension, the following conditions must be satisfied:

(A)   the Class A Leverage Ratio as of the last day of the calendar month immediately preceding the date of such extension does not exceed 6.00x;

(B)    the average DSCR as of the immediately preceding three (3) Determination Dates was greater than or equal to 1.40x and the average Senior DSCR as of the immediately preceding three (3) Determination Dates was greater than or equal to 2.00x; provided that, solely for purposes of determining the calculations set forth in clauses (A) and (B), for the avoidance of doubt, to the extent the definition of Fiber Network Assets is ever amended to allow for Fiber Networks to consist of Non-Core Infrastructure, Annualized Run Rate Revenue attributable to any such Non-Core Infrastructure shall be disregarded; and

(C)   the Series 2023-2 Class A-1 Outstanding Principal Amount does not exceed the Series 2023-2 Class A-1 Notes Maximum Principal Amount after giving effect to any reduction thereto pursuant to Section 2.05.

(iv)     the rating assigned to the Series 2023-2 Class A-1 Notes by Fitch has not been downgraded below “A (sf)” or withdrawn;

(v)     all Series 2023-2 Class A-1 Extension Fees, Series 2023-2 Class A-1 Undrawn Commitment Fees and all other amounts, in each case, due and payable on or prior to such extension date pursuant to this Agreement shall have been paid in full on or prior to such date; and

(vi)     the representations and warranties of each of the Obligors and the Manager set out in this Agreement are true and correct (A) if qualified as to materiality or Material Adverse Effect, in all respects and (B) if not qualified as to materiality or Material Adverse Effect, in all material respects, as of the date of such extension, with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

Any notice given pursuant to Section 7.04(b) or (c) shall be irrevocable; provided, that if the conditions set forth in this Section 7.04(d) are not met as of the applicable extension date, the election set forth in such notice shall automatically be deemed ineffective. For the avoidance of doubt, no consent of the Indenture Trustee, the Servicer, the Series 2023-2 Class A-1 Administrative Agent, the Controlling Class Representative or any Noteholder shall be necessary for the effectiveness of the Series 2023-2 Class A-1 Extension Elections.

ARTICLE VIII
COVENANTS

SECTION 8.01        Covenants of the Issuer, AssetCo and the Manager. Each of (i) the Issuer and AssetCo and (ii) the Manager severally covenants and agrees that, until the Series 2023-2 Class A-1 Notes and all Aggregate Unpaids have been paid in full and the Commitments have been terminated, it will:

(a)     unless waived in writing in the manner provided in the Transaction Documents, duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Transaction Document to which it is a party;

(b)   not amend, modify, waive or give any approval, consent or permission under any provision of the Indenture or any other Transaction Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Indenture or such other Transaction Document, as applicable;

(c)     reasonably concurrently with the time any report, notice or other document is provided to the Rating Agency and/or the Indenture Trustee, or caused to be provided, by the Issuer or the Manager under the Indenture (including, without limitation, under Section 7.02 thereof) or under the Series 2023-2 Supplement, provide to the Series 2023-2 Class A-1 Administrative Agent (and the Series 2023-2 Class A-1 Administrative Agent shall promptly provide a copy thereof to each Funding Agent) a copy of such report, notice or other document;

(d)    once per calendar year, following reasonable prior written notice from Funding Agents acting on behalf of Investor Groups holding more than 50% of the Commitments (the “Annual Inspection Notice”), and during regular business hours, permit any Funding Agent or any of its agents, representatives or permitted assigns, at the Issuer’s expense, access (as a group, and not individually unless only one such Person desires such access) to the offices of the Manager, the Issuer and AssetCo, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Indenture Trustee under Section 7.07 of the Base Indenture, and (ii) to visit the offices and properties of the Manager, the Issuer and AssetCo for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Indenture, the Series 2023-2 Supplement and the other Transaction Documents with any of the officers or employees or managers of the Manager, the Issuer and/or AssetCo, as applicable, having knowledge of such matters; provided, however, that upon the occurrence and during the continuation of a Rapid Amortization Period or Event of Default, any Funding Agent or any of its agents, representatives or permitted assigns, at the Issuer’s expense may do any of the foregoing at any time during normal business hours and without advance notice; provided, further, that, in addition to any visits made pursuant to provision of an Annual Inspection Notice or during the continuation of a Rapid Amortization Period or Event of Default, any Funding Agent or any of its agents, representatives or permitted assigns, at their own expense, may do any of the foregoing at any time during normal business hours following reasonable prior written notice with respect to the business of the Issuer and/or AssetCo;

(e)     not take, or cause to be taken, any action, including, without limitation, acquiring any margin stock (as such term is defined under the regulations of the Board of Governors of the Federal Reserve System, “Margin Stock”), that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;

(f)    not permit any amounts owed with respect to the Series 2023-2 Class A-1 Notes to be secured, directly or indirectly, by any Margin Stock in a manner that would violate the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;

(g)    promptly provide such additional financial and other information with respect to the Transaction Documents (other than Series Supplements and other Transaction Documents relating solely to a Series of Term Notes or Variable Funding Notes other than the Series 2023-2 Notes), the Issuer, the Manager or AssetCo as any of the Funding Agents may from time to time reasonably request; provided, however, that neither the Issuer, AssetCo nor the Manager shall be required to produce reports or other information that they do not currently produce and which, in the reasonable judgment of the Manager in accordance with Operations Standard, would be unreasonably expensive or burdensome to prepare or produce or for which the disclosure thereof would violate any applicable law, statute, rule, regulation, confidentiality provision or court order;

(h)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Investor for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(i)     if the Issuer acquires any direct or indirect wholly-owned subsidiaries following the date hereof that will hold Fiber Networks, any access rights under a Fiber Network Underlying Rights Agreement, any other Fiber Network Asset or other Collateral under the Indenture, the Issuer shall cause such subsidiary to become a party to this Agreement as an Asset Entity hereunder (in such capacity, an “Additional Asset Entity”) pursuant to a Joinder Agreement.  Any Additional Asset Entity shall be an Asset Entity for all purposes of this Agreement on and after the effective date of the Joinder Agreement executed and delivered by such Additional Asset Entity and the other parties thereto including, without limitation, for purposes of the representations, warranties and covenants made by AssetCo hereunder;

(j)     deliver an executed risk retention letter agreement from Frontier Southwest with respect to compliance by Frontier Southwest with the EU Securitisation Regulation or the UK Securitisation Regulation, as applicable, upon the written request of a Funding Agent in connection with any participations to a Person subject to or the EU Securitisation Regulation or the UK Securitisation Regulation, as applicable, in form and substance reasonably satisfactory to such Funding Agent; and

(k)    if the Issuer issues Additional Notes that are a Series of Variable Funding Notes, (1) the Class A-1 Notes Maximum Principal Amount of all Series of Variable Funding Notes shall not exceed 25.0% of the Class Principal Balance of all Notes (assuming the Class Principal Balance of each Series of Class A-1 Notes is equal to the Class A-1 Notes Maximum Principal Amount thereof) and (2) the Class A-1 Notes Maximum Principal Amount of all Series of Variable Funding Notes shall not exceed 33.0% of the Class Principal Balance of all Class A Notes (assuming the Class Principal Balance of each Series of Class A-1 Notes is equal to the Class A-1 Notes Maximum Principal Amount thereof), in each case, calculated on a pro forma basis reflecting the issuance of such Series of Variable Funding Notes.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01          Amendments.

(a)     Subject to Section 3.04(b), no amendment to or waiver or other modification of any provision of this Agreement, nor consent to any departure therefrom by the Issuer or the Manager, shall in any event be effective unless the same shall be in writing and signed by the Issuer with the written consent of (A) the Series 2023-2 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) and (B) the Required Investors; provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether such threshold percentage of Commitments has been met; provided, however, that, in addition, (i) the prior written consent of each affected Investor shall be required in connection with any amendment, modification or waiver that (x) increases the amount of the Commitment of such Investor, extends the Commitment Termination Date or the Series 2023-2 Class A-1 Anticipated Repayment Date (other than pursuant to Section 7.04), amends or modifies the conditions to funding the Commitment or otherwise subjects such Investor to any increased or additional duties or obligations hereunder or in connection herewith (it being understood and agreed that waivers or modifications of conditions precedent, covenants, Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Investor), (y) reduces the amount or delays the timing of payment of any principal, interest, fees or other amounts payable to such Investor hereunder or (z) would have an effect comparable to any of those set forth in Section 13.02 of the Base Indenture that require the consent of each Noteholder or each affected Noteholder; (ii) any amendment, modification or waiver that affects the rights or duties of the Series 2023-2 Class A-1 Administrative Agent or the Funding Agents shall require the prior written consent of such affected Person; and (iii) the prior written consent of each Investor, the Series 2023-2 Class A-1 Administrative Agent (acting on behalf of the Funding Agents) and each Funding Agent shall be required in connection with any amendment, modification or waiver of this Section 9.01. Commitments (other than the Commitments of any Defaulting Investor) shall be deemed to be fully drawn for purposes of any provision of the Indenture or the other Transaction Documents relating to any vote, consent, direction or the like to be given by the Series 2023-2 Class A-1 Noteholders as the Series 2023-2 Class A-1 Noteholders or as Noteholders. In addition, the provisions of Section 6.01(a) (with respect to the reference to Section 6.05 of the Base Indenture) may not be amended or waived without confirmation from the Rating Agency that the rating of the commercial paper notes of each Conduit Investor then rated by it will not be reduced or withdrawn as a result thereof.

(b)     Each Committed Note Purchaser will notify the Issuer in writing whether or not it will consent to a proposed amendment, waiver or other modification of this Agreement and, if applicable, any condition to such consent, waiver or other modification. If a Committed Note Purchaser notifies the Issuer in writing that such Committed Note Purchaser either (I) will not consent to an amendment to or waiver or other modification of any provision of this Agreement or (II) conditions its consent to such an amendment, waiver or other modification of any provision of this Agreement upon the payment of an amendment fee, the Issuer may replace every member (but not any subset thereof) of such Committed Note Purchaser’s entire Investor Group by giving written notice to each member of such Investor Group designating one or more Persons that are willing and able to purchase each member of such Investor Group’s rights and obligations under this Agreement for a purchase price that with respect to each such member of such Investor Group will equal the amount owed to each such member of such Investor Group with respect to the Series 2023-2 Class A-1 Advance Notes (whether arising under the Indenture, the Series 2023-2 Supplement, this Agreement, the Series 2023-2 Class A-1 Advance Notes or otherwise). Upon receipt of such written notice, each member of such Investor Group shall assign its rights and obligations under this Agreement pursuant to and in accordance with Sections 9.17(a), (b) and (c), as applicable, in consideration for such purchase price and at the reasonable expense of the Issuer (including, without limitation, the reasonable documented fees and out-of-pocket expenses of counsel to each such member); provided, however, that no member of such Investor Group shall be obligated to assign any of its rights and obligations under this Agreement if the purchase price to be paid to such member is not at least equal to the amount owed to such member with respect to the Series 2023-2 Class A-1 Advance Notes (whether arising under the Indenture, the Series 2023-2 Supplement, this Agreement, the Series 2023-2 Class A-1 Notes or otherwise).

(c)    The Issuer and the Investors shall negotiate any amendments, waivers, consents, supplements or other modifications to this Agreement or the other Transaction Documents that require the consent of the Investors in good faith. Pursuant to Section 9.05(a), the Investors shall be entitled to reimbursement by the Issuer for the reasonable expenses incurred by the Investors in reviewing and approving any such amendment, waiver, consent, supplement or other modification to this Agreement or any Transaction Document. The Administrative Agent agrees to provide notice to each Investor Group of any amendment to this Agreement, regardless of whether the consent of such Investor is required for such amendment to become effective.

(d)    Notwithstanding anything herein to the contrary, any amendment to this Agreement which has the effect of increasing the Series 2023-2 Class A-1 Notes Maximum Principal Amount shall not be deemed to be an issuance of Additional Notes, but shall otherwise be subject to the satisfaction of the conditions set forth in clauses (A), (B), (C), (D) and (E) of Section 2.12(c) of the Base Indenture.

SECTION 9.02          No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.03          Binding on Successors and Assigns.

(a)      This Agreement shall be binding upon, and inure to the benefit of, the Issuer, the Manager, the Investors, the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and their respective successors and assigns; provided, however, that neither the Issuer nor the Manager may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Investor (other than any Defaulting Investor); provided, further, that nothing herein shall prevent the Issuer from assigning its rights (but none of its duties or liabilities) to the Indenture Trustee under the Indenture and the Series 2023-2 Supplement; and provided, further, that none of the Investors may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03, Section 9.17 and this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement except as provided in Section 9.16.

(b)    Notwithstanding any other provision set forth in this Agreement, each Investor may at any time grant to one or more Program Support Providers a participating interest in or lien on such Investor’s interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to such Investor under this Agreement. In addition, any Investor may at any time sell participations to any Person in all or a portion of such Investor’s rights and/or obligations under this Agreement, the Series 2023-2 Class A-1 Notes and the Advances made thereunder and, in connection therewith, any other Transaction Documents to which it is a party, and such participant, with respect to its participating interest, shall be entitled to the benefits granted to such Investor under this Agreement; provided that (i) such Investor’s obligations under this Agreement shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Issuer, the Series 2023-2 Class A-1 Administrative Agent and each other Investor shall continue to deal solely and directly with such Investor in connection with such Investor’s rights and obligations under this Agreement; provided that such participant shall not be entitled to receive any greater payment under Section 3.05, 3.07 or 3.08, with respect to any participation, than its participating Investor would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from Change in Law that occurs after the participant acquired the applicable participation. Each Investor that sells a participating interest shall, acting solely for this purpose as a nonfiduciary agent of the Issuer, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which it enters the name and address of each related participant and the applicable portions of the Series 2023-2 Class A-1 Outstanding Principal Amount (and stated interest) relating to such participant (the “Series 2023-2 Class A-1 Notes Participant Register”), provided that no Investor shall have any obligation to disclose all or any portion of such register to any Person except to the extent that such disclosure is necessary to establish that the relevant Series 2023-2 Class A-1 Notes are in registered form under U.S. Treasury regulations Section 5f.103-1(c) and proposed U.S. Treasury regulations Section 1.163-5(b) (or any successor version). The entries in the Series 2023-2 Class A-1 Notes Participant Register shall be conclusive absent manifest error, and such Investor shall treat each Person whose name is recorded in the Series 2023-2 Class A-1 Notes Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Series 2023-2 Class A-1 Administrative Agent (in its capacity as Series 2023-2 Class A-1 Administrative Agent) shall have no responsibility for maintaining a Series 2023-2 Class A-1 Notes Participant Register.

(c)     In addition to its rights under Section 9.17, each Conduit Investor may at any time assign its rights in the Series 2023-2 Class A-1 Advance Notes (and its rights hereunder and under the Transaction Documents) to its related Committed Note Purchaser or, subject to Section 6.03 and Section 9.17(d), its related Program Support Provider or any Affiliate of any of the foregoing, in each case in accordance with the applicable provisions of the Indenture. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, its Series 2023-2 Class A-1 Note and all Transaction Documents to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including, without limitation, an insurance policy for such Conduit Investor relating to the Commercial Paper or the Series 2023-2 Class A-1 Advance Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including, without limitation, an insurance policy relating to the Commercial Paper or the Series 2023-2 Class A-1 Advance Notes, (v) any collateral trustee or collateral agent for any of the foregoing or (vi) a trustee or collateral agent for the benefit of the holders of the commercial paper notes or other senior indebtedness of such Conduit Investor appointed pursuant to such Conduit Investor’s program documents; provided, however, that any such security interest or lien shall be released upon assignment of its Series 2023-2 Class A-1 Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Series 2023-2 Class A-1 Note, this Agreement and the Transaction Documents to any Person to the extent permitted by Section 9.17. Notwithstanding any other provisions set forth in this Agreement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, its Series 2023-2 Class A-1 Note and the Transaction Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board or any similar foreign entity.

SECTION 9.04          Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2023-2 Class A-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 2023-2 Class A-1 Notes and shall continue in full force and effect until all interest on and principal of the Series 2023-2 Class A-1 Notes, and all other amounts owed to the Investors, the Funding Agents and the Series 2023-2 Class A-1 Administrative Agent hereunder and under the Series 2023-2 Supplement have been paid in full, and the Commitments have been terminated. In addition, the obligations of the Issuer and the Investors under Sections 3.05, 3.06, 3.07, 3.08, 9.05, 9.10 and 9.11 shall survive the termination of this Agreement.

SECTION 9.05          Payment of Costs and Expenses; Indemnification.

(a)     Payment of Costs and Expenses. The Obligors jointly and severally agree to pay (by depositing such amounts into the applicable account maintained pursuant to the Indenture to be distributed subject to and in accordance with the Priority of Payments), on the Series 2023-2 Closing Date (if invoiced at least one (1) Business Day prior to such date) or on or before the next succeeding Payment Date immediately after written demand (in all other cases), all reasonable documented out-of-pocket expenses of the Series 2023-2 Class A-1 Administrative Agent, each initial Funding Agent and each initial Investor (including the reasonable fees and out-of-pocket expenses of one external counsel for the Series 2023-2 Class A-1 Administrative Agent, if any, and one external counsel for the initial Investors (but excluding, for the avoidance of doubt, fees and expenses, whether allocated or otherwise, in respect of in-house counsel), as well as the fees and expenses of the Rating Agency) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and of each other Transaction Document, including schedules and exhibits, whether or not the transactions contemplated hereby or thereby are consummated (including, without limitation, such reasonable and documented expenses for the Committed Note Purchasers’ due diligence investigation, consultants’ fees and travel expenses and fees incurred on or before the Series 2023-2 Closing Date to the extent invoiced at least one (1) Business Day prior to such date), the administration of this Agreement and of each other Transaction Document and the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, this Agreement and of each other Transaction Document; and (ii) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Transaction Document as may from time to time hereafter be proposed by the Manager or the Obligors. The Issuer and each Asset Entity further jointly and severally agree to pay, subject to and in accordance with the Priority of Payments, and to hold the Series 2023-2 Class A-1 Administrative Agent, each Funding Agent and each Investor harmless from all liability for (x) any breach by the Issuer of its obligations under this Agreement, (y) all reasonable documented out-of-pocket costs incurred by the Series 2023-2 Class A-1 Administrative Agent, such Funding Agent or such Investor including the reasonable fees and out-of-pocket expenses of counsel to each of the foregoing, including, for the avoidance of doubt, fees and expenses of in-house counsel, if any, in enforcing this Agreement or in connection with the negotiation of any restructuring or “work-out”, whether or not consummated, of the Transaction Documents and (z) any Non-Excluded Taxes that may be payable in connection with (1) the execution or delivery of this Agreement, (2) any Borrowing hereunder, (3) the issuance of the Series 2023-2 Class A-1 Notes or (4) the execution or delivery of any other Transaction Documents. The Issuer and each Asset Entity also jointly and severally agree to reimburse, subject to and in accordance with the Priority of Payments, the Series 2023-2 Class A-1 Administrative Agent, such Funding Agent and Investor upon demand for all reasonable out-of-pocket expenses incurred by the Series 2023-2 Class A-1 Administrative Agent, such Funding Agent and such Investor in connection with the enforcement of this Agreement or any other Transaction Documents.  Notwithstanding the foregoing, other than in connection with a sale or assignment pursuant to Section 9.18(a), the Issuer and/or an Asset Entity shall have no obligation to reimburse any Investor for any of the fees and/or expenses incurred by such Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2023-2 Class A-1 Notes pursuant to Section 9.03 or Section 9.17.

(b)     Indemnification of the Investors. In consideration of the execution and delivery of this Agreement by the Investors, the Issuer and AssetCo hereby agree to jointly and severally indemnify and hold each Investor, each Funding Agent and the Series 2023-2 Class A-1 Administrative Agent (each in its capacity as such) and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments) from and against any and all fees, actions, causes of action, suits, losses, liabilities and damages, and reasonable documented costs and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2023-2 Class A-1 Notes), including reasonable documented attorneys’ fees and disbursements and those amounts in connection with any action, claim or suit brought to enforce the Indemnified Parties’ right to indemnification (collectively, the “Indemnified Liabilities” and the amounts payable to the Indemnified Parties pursuant to this Section 9.05(b) being referred to herein as the “Class A-1 Indemnities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to:

(i)       any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

(ii)    the entering into and performance of this Agreement and any other Transaction Document by any of the Indemnified Parties; or

(iii)     any breach of a representation, warranty, covenant or agreement made by the Issuer or an Asset Entity hereunder;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence, bad faith or willful misconduct or breach of representations set forth herein as determined by a final, non-appealable judgment of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and AssetCo hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for special, punitive, consequential or indirect damages of any kind or for any Class A-1 Taxes which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08 or for any Class A-1 Taxes arising with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2023-2 Class A-1 Notes pursuant to Section 9.17, other than any Class A-1 Taxes that represent losses, claims or damages arising from any non-tax claim.

(c)      Indemnification of the Series 2023-2 Class A-1 Administrative Agent and each Funding Agent. In consideration of the execution and delivery of this Agreement by the Series 2023-2 Class A-1 Administrative Agent and the related Funding Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to indemnify and hold the Series 2023-2 Class A-1 Administrative Agent and each of their respective officers, directors, managers employees, affiliates and agents (the “Series 2023-2 Class A-1 Administrative Agent Indemnified Parties”) and such Funding Agent and each of its officers, directors, employees and agents (collectively, the “Funding Agent Indemnified Parties,” and together with the Series 2023-2 Class A-1 Administrative Agent Indemnified Parties, the “Applicable Agent Indemnified Parties”) harmless from and against any and all fees, actions, causes of action, suits, losses, liabilities and damages, and reasonable costs and expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of the Issuer or AssetCo) (irrespective of whether any such Applicable Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2023-2 Class A-1 Notes), including reasonable attorneys’ fees and disbursements and those amounts in connection with any action, claim or suit brought to enforce the Applicable Agent Indemnified Parties’ right to indemnification (collectively, the “Applicable Agent Indemnified Liabilities”), incurred by the Applicable Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Transaction Document by any of the Applicable Agent Indemnified Parties, except for any such Applicable Agent Indemnified Liabilities arising for the account of a particular Applicable Agent Indemnified Party by reason of the relevant Applicable Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Applicable Agent Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(c) shall in no event include indemnification for consequential or indirect damages of any kind or for any Class A-1 Taxes which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08, other than any Class A-1 Taxes that represent losses, claims or damages arising from any non-tax claim.

SECTION 9.06       Characterization as Transaction Document; Entire Agreement. This Agreement shall be deemed to be a Transaction Document for all purposes of the Indenture and the other Transaction Documents. This Agreement, together with the Indenture, the Series 2023-2 Supplement, the documents delivered pursuant to Article VII and the other Transaction Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 9.07         Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address, or e-mail address set forth below its signature hereto, in the case of the Issuer or the Manager, or on Schedule II attached hereto, in the case of the Investors, the Series 2023-2 Class A-1 Administrative Agent and the Funding Agents, or in each case at such other address or e-mail address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by e-mail, shall be deemed given when received.

SECTION 9.08          Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

SECTION 9.09          Tax Characterization. (a)  Each party to this Agreement (i) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all United States federal, state, local and non-U.S. income or franchise tax purposes, the Series 2023-2 Class A-1 Notes will be treated as evidence of indebtedness, (ii) agrees to treat the Series 2023-2 Class A-1 Notes for all such purposes as indebtedness and (iii) agrees that the provisions of the Transaction Documents shall be construed to further these intentions.

(b)    Each Series 2023-2 Class A-1 Noteholder shall, acting solely for this purpose as an agent of the Issuer, maintain a register on which it enters the name and address of each related Investor (and, if applicable, Program Support Provider) and the applicable portions of the Series 2023-2 Class A-1 Outstanding Principal Amount (and stated interest) with respect to such Series 2023-2 Class A-1 Noteholder of each Investor (and, if applicable, Program Support Provider) that has an interest in such Series 2023-2 Class A-1 Noteholder’s Series 2023-2 Class A-1 Notes (the “Series 2023-2 Class A-1 Notes Register”), provided that no Series 2023-2 Class A-1 Noteholder shall have any obligation to disclose all or any portion of the Series 2023-2 Class A-1 Notes Register to any Person except to the extent that such disclosure is necessary to establish that such Series 2023-2 Class A-1 Notes are in registered form under U.S. Treasury regulations Section 5f.103-1(c) and proposed U.S. Treasury regulations Section 1.163-5(b) (or any successor version). The entries in the Series 2023-2 Class A-1 Notes Register shall be conclusive absent manifest error, and the Issuer, each Series 2023-2 Class A-1 Noteholder and the Investors shall treat each Person whose name is recorded in the Series 2023-2 Class A-1 Notes Register pursuant to the terms hereof as an Investor hereunder for all purposes of this Agreement. For the avoidance of doubt, the parties intend that any interest in or with respect to a Series 2023-2 Class A-1 Note be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under Section 5f.103-1(c) of the U.S. Treasury regulations, and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

SECTION 9.10          No Proceedings; Limited Recourse.

(a)     The Obligors. Each of the parties hereto (other than the Issuer) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the last maturing Note issued by the Issuer pursuant to the Indenture, it will not institute against, or join with any other Person in instituting against, any Obligor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Obligors pursuant to this Agreement, the Series 2023-2 Supplement, the Indenture or any other Transaction Document.  In the event that an Investor (solely in its capacity as such) takes action in violation of this Section 9.10(a), each affected Obligor shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such Person against such Obligor or the commencement of such action and raise or cause to be raised the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. Nothing contained herein shall preclude participation by an Investor in the assertion or defense of its claims in any such proceeding involving any Obligor. The obligations of the Issuer under this Agreement are solely the limited liability company or corporate, as the case may be, obligations of the Issuer.

(b)     The Conduit Investors. Each of the parties hereto hereby covenants and agrees that it will not, prior to the date that is one year and one day after the payment in full of all Commercial Paper or other debt securities or instruments issued by a Conduit Investor, institute against, or join with any other Person in instituting against, such Conduit Investor, any bankruptcy, reorganization, arrangement, insolvency, examination or liquidation proceedings, or other proceedings under any federal or state (or any other jurisdiction with authority over such Conduit Investor) bankruptcy or similar law. In the event that any such party takes action in violation of this Section 9.10(b), such related Conduit Investor may file an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such party against such Conduit Investor or the commencement of such action and raise or cause to be raised the defense that such party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. Nothing contained herein shall preclude participation by any of the Obligors, the Manager or an Investor in assertion or defense of its claims in any such proceeding involving a Conduit Investor. The obligations of the Conduit Investors under this Agreement are solely the corporate obligations of the Conduit Investors. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including any obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director, member, affiliate or incorporator (or Person similar to an incorporator under state business organization laws) of any Conduit Investor; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have for its gross negligence, bad faith or willful misconduct.

(c)     The parties hereto acknowledge and agree that any fees, costs, indemnified amounts or expenses payable by a Conduit Investor pursuant to this Agreement (“Conduit Investor Amounts”) shall be payable only in accordance with the order of priorities set forth in such Conduit Investor’s commercial paper program documents and no Conduit Investor shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount received pursuant to this Agreement or the Notes and available to such Conduit Investor after paying or making provision for the payment of its commercial paper notes; provided, however, that each Committed Note Purchaser shall pay any Conduit Investor Amounts, on behalf of any Conduit Investor in such Committed Note Purchaser’s Investor Group, as and when due hereunder, to the extent that such Conduit Investor is precluded by its commercial paper program documents from paying such Conduit Investor Amounts in accordance with this Agreement.

(d)    Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Investor shall be obligated to pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement other than in accordance with the order of priorities set out in such Conduit Investor’s commercial paper program documents and all payment obligations of each Conduit Investor hereunder are contingent on the availability of funds received pursuant to this Agreement or the Notes and in excess of the amounts necessary to pay its commercial paper notes.  Any such amount which any Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against or corporate obligation of such Conduit Investor for any such insufficiency unless and until funds received pursuant to this Agreement or the Notes are available for the payment of such amounts as aforesaid.

(e)      The provisions of this Section 9.10 shall survive the termination of this Agreement.

SECTION 9.11          Confidentiality. Each Investor, Funding Agent and the Series 2023-2 Class A-1 Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Manager and the Issuer, other than (a) to their Affiliates, and their Affiliates’ officers, directors, employees, managers, administrators, trustees, agents and advisors, including, without limitation, legal counsel and accountants (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep it confidential), (b) to actual or prospective assignees and participants, and then only on a confidential basis (after obtaining such actual or prospective assignee’s or participant’s agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (c) as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Issuer or the Manager, as the case may be, has knowledge; provided that each Investor, Funding Agent and the Series 2023-2 Class A-1 Administrative Agent may disclose Confidential Information as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Issuer or the Manager, as the case may be, does not have knowledge if such Investor, Funding Agent or Series 2023-2 Class A-1 Administrative Agent is prohibited by law, rule or regulation from disclosing such requirement to the Issuer or the Manager, as the case may be, (d) to (x) Program Support Providers and (y) any trustee or collateral agent for the benefit of the holders of the commercial paper notes or other senior indebtedness of a Conduit Investor appointed pursuant to such Conduit Investor’s program documents (after obtaining such Person’s agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (e) to any rating agency providing a rating for any Series or Class of Notes or any Conduit Investor’s debt, (f) to any Person acting as a placement agent, dealer or investor with respect to any Conduit Investor’s commercial paper (provided that any Confidential Information provided to any such placement agent, dealer or investor does not reveal the identity of the Issuer or any of its Affiliates and is confined to information of the type that is typically provided to such entities by asset-backed commercial paper conduits), or (g) in the course of litigation with the Issuer or the Manager.

“Confidential Information” means information that the Issuer, any Asset Entity or the Manager furnishes to an Investor, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 9.11 or a disclosure by a Person to which an Investor, a Funding Agent or the Series 2023-2 Class A-1 Administrative Agent delivered such information, (ii) any such information that was in the possession of an Investor prior to its being furnished to such Investor by the Issuer or the Manager, or (iii) any such information that is or becomes available to an Investor from a source other than the Issuer or the Manager; provided that with respect to clauses (ii) and (iii) herein, such source is not (x) known to an Investor to be bound by a confidentiality agreement with the Issuer or the Manager, as the case may be, with respect to the information or (y) known to an Investor to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

SECTION 9.12      GOVERNING LAW; CONFLICTS WITH INDENTURE OR THE SERIES 2023-2 SUPPLEMENT. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IN THE EVENT OF ANY CONFLICTS BETWEEN THIS AGREEMENT AND THE INDENTURE OR THE SERIES 2023-2 SUPPLEMENT, THE INDENTURE OR THE SERIES 2023-2 SUPPLEMENT, AS APPLICABLE, SHALL GOVERN.

SECTION 9.13         JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

SECTION 9.14      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.15          Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought and in accordance with Section 9.01.

SECTION 9.16          Third Party Beneficiary. The Indenture Trustee, the Servicer and the Back-up Manager are express third party beneficiaries of this Agreement.

SECTION 9.17          Assignment.

(a)     Subject to Sections 6.03 and 9.17(d), any Committed Note Purchaser may at any time sell or assign all or any part of its rights and obligations under this Agreement, the Series 2023-2 Class A-1 Advance Notes and, in connection therewith, any other Transaction Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Issuer to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such assigning Committed Note Purchaser and the Issuer and delivered to the Series 2023-2 Class A-1 Administrative Agent; provided, that to the extent reasonably requested by an Acquiring Committed Note Purchaser that is a financial institution organized under the laws of a member state of the European Union or the United Kingdom, as applicable, the Issuer shall use commercially reasonable efforts to provide a risk retention letter agreement from Frontier Southwest, dated as of the date of such assignment, with respect to compliance by Frontier Southwest with the EU Securitisation Regulation or the UK Securitisation Regulation, as applicable, in form and substance satisfactory to the Funding Agent with respect to such Acquiring Committed Note Purchaser; provided, further, that no consent of the Issuer will be required for an assignment in whole or in part (i) to another Series 2023-2 Class A-1 Noteholder or an Affiliate thereof, (ii) to an Eligible Assignee; provided, that any such assignment to an Eligible Assignee without the consent of the Issuer shall be of Commitments in an amount of at least $25 million, or (iii) if an Event of Default has occurred and is continuing.  An “Eligible Assignee” shall mean a financial institution that is rated at least “BBB-” from S&P and/or has the equivalent rating of another “nationally-recognized statistical rating organization” registered with the Securities and Exchange Commission as of the date of the assignment that is not a Competitor. A “Competitor” shall mean any Person engaged primarily in the business of telecommunications, including without limitation the business of owning and operating fiber conduit networks and other similar structures and other activities entered into in furtherance of the foregoing; provided, that (i) a Person will not be a Competitor solely by virtue of such person or entity’s direct or indirect ownership of less than 5% of the equity interests in a “Competitor,” and (ii) a Person will not be a “Competitor” if such Person is a bank, financial institution, insurance company, or any other entity managed by registered investment advisors who regularly engage in making, purchasing or investing in commercial loans.

(b)    Without limiting the foregoing, subject to Sections 6.03 and 9.17(d), each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Agreement, the Series 2023-2 Class A-1 Advance Notes and, in connection therewith, any other Transaction Documents to which it is a party to a Conduit Assignee with respect to such Conduit Investor, without the prior written consent of the Issuer. Upon such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Commercial Paper and/or the Series 2023-2 Class A-1 Advance Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder or under the Indenture or under any other Transaction Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations, (v) all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee, (vi) the definition of the term “CP Funding Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable, funded or maintained with Commercial Paper issued by such Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Funding Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to Commercial Paper issued by or for the benefit of such Conduit Assignee (rather than any other Conduit Investor), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing. No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.03 to fund any Borrowing not funded by such Conduit Investor or such Conduit Assignee.

(c)     Subject to Sections 6.03 and 9.17(d), any Conduit Investor and the related Committed Note Purchaser(s) may at any time sell all or any part of their respective rights and obligations under this Agreement, the Series 2023-2 Class A-1 Advance Notes and, in connection therewith, any other Transaction Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Issuer to a multi-seller commercial paper conduit, whose commercial paper is rated at least “A‑1” (or then equivalent grade) from S&P, and one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit C (the “Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including the Conduit Investor and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers and the Issuer and delivered to the Series 2023-2 Class A-1 Administrative Agent; provided that no consent of the Issuer shall be required for an assignment to another Committed Note Purchaser or any Affiliate of a Committed Note Purchaser and its related Conduit Investor or if an Event of Default has occurred and is continuing. For the avoidance of doubt, this Section 9.17(c) is intended to permit and provide for (i) assignments from a Committed Note Purchaser to a Conduit Investor in a different Investor Group and (ii) assignments from a Conduit Investor to a Committed Note Purchaser in a different Investor group, and, in each of (i) and (ii), Exhibit C shall be revised to reflect such assignments.

(d)    Any assignment of the Series 2023-2 Class A-1 Notes shall be made in accordance with the applicable provisions of the Base Indenture (including, for the avoidance of doubt, Section 2.02) and the Series 2023-2 Supplement.

SECTION 9.18          Defaulting Investors.

(a)   The Issuer may, at its sole expense and effort, upon notice to any Defaulting Investor and the Series 2023-2 Class A-1 Administrative Agent, (i) require such Defaulting Investor to sell all of its rights, obligations and commitments under this Agreement, the Series 2023-2 Class A-1 Notes and, in connection therewith, any other Transaction Documents to which it is a party, to an assignee; provided that (x) such assignment is made in compliance with Section 9.17 and (y) such Defaulting Investor shall have received from such assignee an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder or (ii) remove any Defaulting Investor as an Investor by paying to such Defaulting Investor an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder.

(b)    In the event that a Defaulting Investor desires to sell all or any portion of it rights, obligations and commitments under this Agreement, the Series 2023-2 Class A-1 Notes and, in connection therewith, any other Transaction Documents to which it is a party, to an unaffiliated third party assignee for an amount less than 100% (or, if only a portion of such rights, obligations and commitments are proposed to be sold, such portion) of such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder, such Defaulting Investor shall promptly notify the Issuer of the proposed sale (the “Sale Notice”). Each Sale Notice shall certify that such Defaulting Investor has received a firm offer from the prospective unaffiliated third party and shall contain the material terms of the proposed sale, including, without limitation, the purchase price of the proposed sale and the portion of such Defaulting Investor’s rights, obligations and commitments proposed to be sold. The Issuer and any of its Affiliates shall have an option for a period of three (3) Business Days from the date the Sale Notice is given to elect to purchase such rights, obligations and commitments at the same price and subject to the same material terms as described in the Sale Notice. The Issuer or any of its Affiliates may exercise such purchase option by notifying such Defaulting Investor before expiration of such three (3) Business Day period that it wishes to purchase all (but not a portion) of the rights, obligations and commitments of such Defaulting Investor proposed to be sold to such unaffiliated third party. If the Issuer or any of its Affiliates gives notice to such Defaulting Investor that it desires to purchase such, rights, obligations and commitments, the Issuer or such Affiliate shall promptly pay the purchase price to such Defaulting Investor. If the Issuer or any of its Affiliates does not respond to any Sale Notice within such three (3) Business Days period, the Issuer and its Affiliates shall be deemed not to have exercised such purchase option.

(c)    Notwithstanding anything to the contrary contained in this Agreement, if any Investor becomes a Defaulting Investor, then, until such time as such Investor is no longer a Defaulting Investor, to the extent permitted by applicable law:

(i)     Such Defaulting Investor’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.

(ii)    Any payment of principal, interest, fees or other amounts payable to the account of such Defaulting Investor (whether voluntary or mandatory, at maturity or otherwise) shall be applied (and the Issuer shall instruct the Indenture Trustee or the Series 2023-2 Class A-1 Administrative Agent to apply such amounts) as follows: first, to the payment on a pro rata basis of any amounts owing by such Defaulting Investor to the Series 2023-2 Class A-1 Administrative Agent hereunder; second, as the Issuer may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Investor has failed to fund its portion thereof as required by this Agreement, as determined by the Issuer; third, if so determined by the Series 2023-2 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) and the Issuer, to be held in a deposit account and released pro rata in order  to satisfy such Defaulting Investor’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Investors as a result of any judgment of a court of competent jurisdiction obtained by any Investor against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement; and fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Issuer against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement. Any payments, prepayments or other amounts paid or payable to a Defaulting Investor that are applied (or held) to pay amounts owed by a Defaulting Investor or to post cash collateral pursuant to this Section 9.18(c)(ii) shall be deemed paid to and redirected by such Defaulting Investor, and each Investor irrevocably consents hereto.

(d)    If the Issuer and the Series 2023-2 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) agree in writing that an Investor is no longer a Defaulting Investor, the Series 2023-2 Class A-1 Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Investor will, to the extent applicable, purchase that portion of outstanding Advances of the other Investors or take such other actions as the Series 2023-2 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) may determine to be necessary to cause the Advances to be held pro rata by the Investors in accordance with their respective Commitments, whereupon such Investor will cease to be a Defaulting Investor; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while that Investor was a Defaulting Investor; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Investor to Investor will constitute a waiver or release of any claim of any party hereunder arising from that Investor’s having been a Defaulting Investor.

SECTION 9.19          No Fiduciary Duties.  Each of the Manager and the Obligors acknowledge and agree that in connection with the transaction contemplated in this Agreement, or any other services the Investors may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Investors: (a) no fiduciary or agency relationship between any of the Manager, and the Obligors, on the one hand, and the Investors or any of their respective Affiliates (or any agent, adviser or representative of any of the foregoing), on the other, exists; (b) the Investors are not acting as advisor, expert or otherwise, to the Manager or the Obligors, and such relationship between any of the Manager or the Obligors, on the one hand, and the Investors or any of their respective affiliates (or any agent, adviser or representative of any of the foregoing),  on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Investors may have to the Manager and any of the Obligors shall be limited to those duties and obligations specifically stated herein; (d) the Investors and their respective affiliates (or any agent, adviser or representative of any of the foregoing) may have interests that differ from those of the Manager or any of the Obligors; and (e) the Manager and the Obligors have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Manager and the Obligors hereby waive any claims that Manager or the Obligors may have against the Investors with respect to any breach of fiduciary duty in connection with the Series 2023-2 Class A-1 Notes.

SECTION 9.20          No Guarantee by the Manager.  The execution and delivery of this Agreement by the Manager shall not be construed as a guarantee or other credit support by the Manager of the obligations of the Obligors hereunder.  The Manager shall not be liable in any respect for any obligation of the Obligors hereunder or any violation by any Obligor of its covenants, representations and warranties or other agreements and obligations hereunder.

SECTION 9.21          Term; Termination of Agreement.  This Agreement shall terminate upon the earliest to occur of (x) the permanent reduction of the Series 2023-2 Class A-1 Notes Maximum Principal Amount to zero in accordance with Section 2.05 and payment in full of all monetary obligations in respect of the Series 2023-2 Class A-1 Notes, (y) the payment in full of all monetary obligations in respect of the Series 2023-2 Class A-1 Notes on or after the Series 2023-2 Class A-1 Anticipated Repayment Date (as may be extended from time to time pursuant to Section 7.04) and (z) the satisfaction and discharge of the Indenture and the Series 2023-2 Supplement pursuant to Article IX of the Base Indenture.

SECTION 9.22          Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

For purposes of this Section 9.22:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

          “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 9.23             Obligations of Asset Entities; Designation of Manager as Representative and Agent.

(a)    Each Asset Entity agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to each Investor, each Funding Agent and the Series 2023-2 Class A-1 Administrative Agent the prompt payment of all obligations under the Series 2023-2 Class A-1 Notes and all other amounts owed by the Issuer hereunder to each Investor, each Funding Agent and the Series 2023-2 Class A-1 Administrative Agent, and the prompt performance of all of the Issuer’s agreements under the Transaction Documents.

(b)     The Issuer hereby designates the Manager as its representative and agent on its behalf for the purposes of issuing requests for Borrowings and giving instructions with respect to the disbursement of the proceeds of the Advances (and such proceeds may be advanced hereunder at such direction), giving and receiving all other notices and consents hereunder or under any of the Series 2023-2 Class A-1 Notes and taking all other actions (including in respect of compliance with covenants) on behalf of the Issuer hereunder or under any Series 2023-2 Class A-1 Notes.  The Manager hereby accepts such appointment.  Each Investor, each Funding Agent and the Series 2023-2 Class A-1 Administrative Agent may regard any notice or other communication pursuant to any Transaction Document from the Manager as a notice or communication from the Issuer, and may give any notice or communication required or permitted to be given to the Issuer hereunder to the Manager on behalf of the Issuer.  The Issuer agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Manager will be deemed for all purposes to have been made by the Issuer and shall be binding upon and enforceable against the Issuer to the same extent as if the same had been made directly by the Issuer.

SECTION 9.24        Patriot Act.  In accordance with the USA PATRIOT Act, to help fight the funding of terrorism and money laundering activities, any Investor may obtain, verify and record information that identifies individuals or entities that establish a relationship with such Investor. Such Investor may ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account. Such Investor may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

SECTION 9.25         Limitation.  The Series 2023-2 Class A-1 Administrative Agent shall be entitled to the same rights, benefits, protections and immunities afforded to the Indenture Trustee under the Transaction Documents.

SECTION 9.26          Recognition of U.S. Special Resolution Regimes.

(a)     In the event that any Investor that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Investor of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Investor that is a Covered Entity or a BHC Act Affiliate of such Investor becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Investor are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 9.26:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

FRONTIER ISSUER LLC,
as the Issuer

By:	/s/ Kevin Saville
	Name:	Kevin Saville
	Title:	Vice President, General Counsel and Assistant Secretary

FRONTIER DALLAS TX FIBER 1 LLC,
as AssetCo

By:	/s/ Kevin Saville
	Name:	Kevin Saville
	Title:	Vice President, General Counsel and Assistant Secretary

FRONTIER COMMUNICATIONS HOLDINGS, LLC,
as the Manager

By:	/s/ Anne Meyer
	Name:	Anne Meyer
	Title:	Vice President, Secretary

The Issuer, AssetCo and the Manager at the following address:

Frontier Communications Holdings, LLC,
401 Merritt 7, Norwalk, Connecticut, 06851
Attention: Mark D. Nielson, or sent by electronic mail to mark.nielsen@ftr.com

Signature Page to VFN Note Purchase Agreement (Series 2023-2 Class A-1)

BARCLAYS BANK PLC, as the Series 2023-2 Class A-1 Administrative Agent

By:	/s/ Michael Metallo
	Name:	Michael Metallo
	Title:	Managing Director

Signature Page to VFN Note Purchase Agreement (Series 2023-2 Class A-1)

BARCLAYS BANK PLC
as Committed Note Purchaser

By:	/s/ Michael Metallo
	Name:	Michael Metallo
	Title:	Managing Director

BARCLAYS BANK PLC,
as related Funding Agent

By:	/s/ Michael Metallo
	Name:	Michael Metallo
	Title:	Managing Director

Signature Page to VFN Note Purchase Agreement (Series 2023-2 Class A-1)

SHEFFIELD RECEIVABLES COMPANY LLC
as Conduit Investor

By:	/s/ Chin-Yong Choe
	Name:	Chin-Yong Choe
	Title:	Director

Signature Page to VFN Note Purchase Agreement (Series 2023-2 Class A-1)

SCHEDULE I TO CLASS A-1
NOTE PURCHASE AGREEMENT

INVESTOR GROUPS AND COMMITMENTS

Investor Group/Funding Agent	Maximum Investor Group Principal Amount	Conduit Investor (if any)	Committed Note Purchaser(s)	Commitment Amount	Commitment Percentage	Wire Instructions
Barclays Bank PLC	$500,000,000	Sheffield Receivables Company LLC	Barclays Bank PLC	$500,000,000	100%	ABA: 026002574 Acct. #: 050019104 Acct. Name: Barclays Bank PLC Bank: Barclays Bank PLC Ref: Frontier 2023-2 VFN

Schedule 1

SCHEDULE II TO CLASS A-1
NOTE PURCHASE AGREEMENT

NOTICE ADDRESSES FOR LENDER PARTIES AND AGENTS

Conduit Investors

Sheffield Receivables Company LLC

Sheffield Receivables Company LLC
c/o Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Securitized Products Origination
Email: BarCapConduitOps@barclays.com, ASGReports@barclays.com, michael.metallo@barclays.com, piotr.pogorzelski@barclays.com and jenny.wang@barclays.com

Committed Note Purchasers

Barclays Bank PLC

Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Securitized Products Origination
Email: BarCapConduitOps@barclays.com, ASGReports@barclays.com, michael.metallo@barclays.com, piotr.pogorzelski@barclays.com and jenny.wang@barclays.com

Funding Agents

Barclays Bank PLC

Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Securitized Products Origination
Email: BarCapConduitOps@barclays.com, ASGReports@barclays.com, michael.metallo@barclays.com, piotr.pogorzelski@barclays.com and jenny.wang@barclays.com

Series 2023-2 Class A-1 Administrative Agent

Barclays Bank PLC

Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Securitized Products Origination
Email: BarCapConduitOps@barclays.com, ASGReports@barclays.com, michael.metallo@barclays.com, piotr.pogorzelski@barclays.com and jenny.wang@barclays.com

Schedule II-1

SCHEDULE III TO CLASS A-1
NOTE PURCHASE AGREEMENT

ADDITIONAL CLOSING CONDITIONS

The following are the additional conditions to initial issuance and effectiveness referred to in Section 7.01(c):

(a)          All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Funding Agents, and the Issuer, AssetCo and the Manager shall have furnished to the Funding Agents all documents and information that the Funding Agents or their counsel may reasonably request to enable them to pass upon such matters.

(b)          Ropes & Gray LLP, as counsel to the Issuer, AssetCo and the Manager, shall have furnished to the Series 2023-2 Class A-1 Administrative Agent and the Investors a written reliance letter customary for transactions of this type with respect to “non-consolidation” matters, and reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(c)          Ropes & Gray LLP, as counsel to the Issuer, AssetCo and the Manager, shall have furnished to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and the Investors written reliance letters or opinions that are customary for transactions of this type, and including with respect to certain corporate, securities and investment company act matters, security interest matters and tax matters, and in each case reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(d)          Richards, Layton & Finger, P.A., as special counsel to the Issuer, AssetCo, InfraCo and the Manager, shall have furnished to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and the Investors written reliance letters or opinions that are customary for transactions of this type, including with respect to what law would govern the determination of which entities have authority to file a voluntary bankruptcy petition on behalf of the Obligors and InfraCo, reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(e)          Richards, Layton & Finger, P.A., as special counsel to the Issuer and AssetCo, shall have furnished to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and the Investors written reliance letters or opinions that are customary for transactions of this type, including with respect to the filing of UCC-1 financing statements in the state of Delaware and the perfection of the security interests created under the Transaction Documents that may be perfected by the filing of a UCC financing statement in the State of Delaware (the perfection of which is governed by Delaware law), reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(f)          Barnes & Thornburg LLP, as Texas counsel to the Issuer and AssetCo, shall have furnished to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and the Investors a written reliance letter that is customary for transactions of this type, including with respect to certain UCC-related matters, reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(g)         Dentons US LLP, as counsel to the Indenture Trustee, shall have furnished to the Series 2023-2 Class A-1 Administrative Agent and the Investors written reliance letters or opinions that are customary for transactions of this type, reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

Schedule III-1

(h)         Seward & Kissel LLP, as counsel to the Servicer, shall have furnished to the Series 2023-2 Class A-1 Administrative Agent and the Investors a written reliance letter that is customary for transactions of this type, reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(i)          Andrascik & Tita LLC, as counsel to the Back-Up Manager, shall have furnished to the Series 2023-2 Class A-1 Administrative Agent and the Investors a written reliance letter that is customary for transactions of this type, reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2023-2 Class A-1 Administrative Agent and Investors and dated the Series 2023-2 Closing Date.

(j)          Each of the Issuer, AssetCo and the Manager shall have furnished or caused to be furnished to the Funding Agents a certificate signed by two Authorized Officers of the Issuer, AssetCo and the Manager, or other officers reasonably satisfactory to the Funding Agents, dated as of the Series 2023-2 Closing Date, as to such matters as the Funding Agents may reasonably request, including, without limitation, a statement that:

(i)          the representations, warranties and agreements of the Issuer, AssetCo and the Manager, as applicable, in any other Transaction Document to which any of the Issuer, AssetCo and the Manager, as applicable, is a party are true and correct (A) if qualified as to materiality, in all respects, and (B) if not so qualified, in all material respects, on and as of the Series 2023-2 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date), and the Issuer, AssetCo and the Manager, as applicable, has complied in all material respects with all its agreements contained herein and in any other Transaction Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Series 2023-2 Closing Date; and

(ii)         there shall exist at and as of the Series 2023-2 Closing Date no condition that would constitute an “Event of Default” (or an event that with notice or the lapse of time, or both, would constitute an “Event of Default”) under, and as defined in, the Indenture or a material breach under any of the Transaction Documents as in effect at the Series 2023-2 Closing Date (or an event that with notice or lapse of time, or both, would constitute such a material breach)

(k)          The Manager has delivered a duly executed copy of the Management Agreement to the Funding Agents.

(l)           The Manager has delivered a duly executed copy of the Servicing Agreement to the Funding Agents.

(m)         The Manager has delivered a duly executed copy of the Back-Up Management Agreement to the Funding Agents.

(n)          The Issuer, AssetCo and the Indenture Trustee shall have executed and delivered the Indenture and the Series 2023-2 Supplement, and the Funding Agents shall have received a duly executed copy thereof.

Schedule III-2

(o)        The Series 2023-2 Class A-1 Notes shall have been duly executed and delivered by the Issuer and duly authenticated by the Indenture Trustee (or, in the case of Uncertificated Notes, registered by the Indenture Trustee), and the Funding Agents shall have received duly executed copies thereof (or, in the case of Uncertificated Notes, a Confirmation of Registration thereof).

(p)         The Manager has delivered a duly executed copy of each of the other Transaction Documents (excluding any Series Supplements and other Transaction Documents relating solely to a Series other than the Series 2023-2 Notes) to the Funding Agents.

(q)          Each of the Transaction Documents shall be in full force and effect.

(r)          The Manager, each Asset Entity and the Issuer shall have furnished to the Funding Agents a certificate, in form and substance reasonably satisfactory to the Funding Agents and dated as of the Series 2023-2 Closing Date, of the chief financial officer of such entity (or other officers reasonably satisfactory to the Funding Agents) that such entity will be Solvent (as defined below) immediately after the consummation of the transactions contemplated by this Agreement; provided that in the case of each Obligor, the liabilities of the other Obligors with respect to debts, liabilities and obligations for which such Obligor is jointly and severally liable shall be taken into account.  As used herein, “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that would reasonably be likely to result in a judgment that such entity is or would become unable to satisfy.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(s)          None of the transactions contemplated by this Agreement shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of the Issuer or the Manager) overtly threatened against the Issuer, any Asset Entity, the Manager, any Investor or the Series 2023-2 Class A-1 Administrative Agent that would reasonably be expected to adversely impact the issuance of the Series 2023-2 Notes and the Guarantee or any Investor’s or the Series 2023-2 Class A-1 Administrative Agent’s activities in connection therewith or any other transactions contemplated by the Transaction Documents.

(t)          The representations and warranties of each of the Issuer, AssetCo, InfraCo and the Manager contained in the Transaction Documents to which it is a party will be true and correct (i) if qualified as to materiality, in all respects, and (ii) if not so qualified, in all material respects, as of the Series 2023-2 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date).

(u)          Any of the Issuer, AssetCo or the Manager that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver to each Funding Agent and Investor that so requests, a Beneficial Ownership Certification in relation to such legal entity customer.

Schedule III-3

(v)        On or prior to the Series 2023-2 Closing Date, the Issuer, AssetCo and the Manager shall have furnished to the Funding Agents and the Investors such further certificates and documents as the Funding Agents or any Investor may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Funding Agents.

Schedule III-4

EXHIBIT A TO CLASS A-1
NOTE PURCHASE AGREEMENT

ADVANCE REQUEST

FRONTIER ISSUER LLC,

SECURED FIBER NETWORK REVENUE VARIABLE FUNDING NOTES,
SERIES 2023-2, CLASS A-1

TO:

Barclays Bank PLC, as Series 2023-2 Class A-1 Administrative Agent
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Securitized Products Origination
Email: BarCapConduitOps@barclays.com, ASGReports@barclays.com, michael.metallo@barclays.com, piotr.pogorzelski@barclays.com and jenny.wang@barclays.com

With a copy to:

Citibank, N.A., as Indenture Trustee
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust – Frontier Issuer LLC, Series 2023-2
Telephone: (888) 855-9695
Email: call (888) 855-9695 to obtain

Drivetrain Agency Services, LLC, as Servicer
410 Park Avenue, Suite 900
New York, NY 10022
Attention: Tim Daileader
Email: tdaileader@drivetrainllc.com
Re.:  Frontier Issuer LLC; Series 2023-2 Class A-1 Notes

Ladies and Gentlemen:

This Advance Request is delivered to you pursuant to Section 2.03 of that certain Series 2023-2 Class A-1 Note Purchase Agreement, dated as of August 24, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2023-2 Class A-1 Note Purchase Agreement”) among Frontier Issuer LLC, as the Issuer, AssetCo, Frontier Communications Holdings, LLC, as the Manager, the Conduit Investors, the Committed Note Purchasers for each Investor Group, the Funding Agents, and Barclays Bank PLC, as the Series 2023-2 Class A-1 Administrative Agent.

Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under or as provided in the Recitals and Section 1.01 of the Series 2023-2 Class A-1 Note Purchase Agreement.

The undersigned hereby requests that Advances be made in the aggregate principal amount of $[  ] on [DATE].

A-1

[IF THE ISSUER IS ELECTING THE TERM SOFR RATE FOR THESE ADVANCES ON THE DATE MADE IN ACCORDANCE WITH SECTION 3.01(b) OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, ADD THE FOLLOWING SENTENCE:] The undersigned hereby elects that the Advances that are not funded at the CP Rate by an Eligible Conduit Investor shall be SOFR Advances.

The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by the undersigned of the proceeds of the Advances requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advances, and before and after giving effect thereto and to the application of the proceeds therefrom (except as set forth in Section 7.03(b)) , all conditions set forth in Section 7.03 of the Series 2023-2 Class A-1 Note Purchase Agreement and below have been satisfied and all statements set forth in Section 6.01 of the Series 2023-2 Class A-1 Note Purchase Agreement are true and correct, including that:

(a)       no Default, Event of Default, Manager Termination Event, Rapid Amortization Period, Cash Trap Period or Cash Sweep Period will be occurring and continuing at the time of or immediately following such draw;

(b)          immediately after giving effect to such draw, the following conditions will be satisfied:

(i)          the Class A Leverage Ratio as of the last day of the calendar month immediately preceding the date of such draw does not exceed 6.00x, as calculated on a pro forma basis after giving effect to such draw (and any concurrent acquisition of any additional Fiber Network Assets, Additional Asset Entity Fiber Network Assets or other Collateral and any concurrent repayment of Notes);

(ii)        the DSCR as of the last day of the calendar month immediately preceding the date of such draw is greater than or equal to 1.40x, and the Senior DSCR as of the last day of the calendar month immediately preceding the date of such draw is greater than or equal to 2.00x, in each case, as calculated on a pro forma basis after giving effect to such draw (and any concurrent acquisition of any additional Fiber Network Assets, Additional Asset Entity Fiber Network Assets or other Collateral and any concurrent repayment of Notes);

provided that, solely for purposes of determining the calculations set forth in clauses (i) and (ii), to the extent the definition of Fiber Network Assets is ever amended to allow for Fiber Networks to consist of Non-Core Infrastructure, Annualized Run Rate Revenue attributable to any such Non-Core Infrastructure shall be disregarded;

(iii)       the Series 2023-2 Class A-1 Outstanding Principal Amount does not exceed the Series 2023-2 Class A-1 Notes Maximum Principal Amount after giving effect to any reduction thereto pursuant to Section 2.05; and

(iv)       the amount on deposit in the Liquidity Reserve Account and/or held as Liquidity Reserve Letters of Credit is at least equal to the Required Liquidity Amount (it being understood that any portion of the proceeds of such draw may be used to fund the Liquidity Reserve Account).

The undersigned agrees that if prior to the time of the Advances requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Advances requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advances as if then made.

Schedule IV-2

Please wire transfer the proceeds of the Advances to the Issuer (or its designee) pursuant to the following instructions:

[INSERT PAYMENT INSTRUCTIONS]

Schedule IV-3

The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.

FRONTIER COMMUNICATIONS HOLDINGS, LLC, as the Manager on behalf of the Issuer

By:
Name:
Title:

A-4

EXHIBIT B TO CLASS A-1
NOTE PURCHASE AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [  ], among [          ] (the “Transferor”), each purchaser listed as an Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Funding Agent with respect to such Acquiring Committed Note Purchaser listed on the signature pages hereof (each, a “Funding Agent”), and the Issuer.

W I T N E S S E T H:

WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with Section 9.17(a) of that certain Series 2023-2 Class A-1 Note Purchase Agreement, dated as of August 24, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2023-2 Class A-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined) among Frontier Issuer LLC, as the Issuer, AssetCo, Frontier Communications Holdings, LLC, as the Manager, the Conduit Investors, the Committed Note Purchasers for each Investor Group, the Funding Agents, and Barclays Bank PLC, as the Series 2023-2 Class A-1 Administrative Agent;

WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Committed Note Purchaser) wishes to become a Committed Note Purchaser party to the Series 2023-2 Class A-1 Note Purchase Agreement; and

WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, [all] [a portion of] its rights, obligations and commitments under the Series 2023-2 Class A-1 Note Purchase Agreement, the Series 2023-2 Class A-1 Notes and each other Transaction Document to which it is a party with respect to the percentage of its Commitment Amount specified on Schedule I attached hereto;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, each related Funding Agent, the Transferor and, to the extent required by Section 9.17(a) of the Series 2023-2 Class A-1 Note Purchase Agreement, the Issuer (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall be a Committed Note Purchaser party to the Series 2023-2 Class A-1 Note Purchase Agreement for all purposes thereof.

The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of (i) the Transferor’s Commitment under the Series 2023-2 Class A-1 Note Purchase Agreement and (ii) the Transferor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of (x) the Transferor’s Commitment under the Series 2023-2 Class A-1 Note Purchase Agreement and (y) the Transferor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount.

The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Section 3.02 of the Series 2023-2 Class A-1 Note Purchase Agreement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees or [                   ] received by such Acquiring Committed Note Purchaser pursuant to the Series 2023-2 Supplement from and after the Transfer Issuance Date].

From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Transferor pursuant to the Series 2023-2 Supplement or the Series 2023-2 Class A-1 Note Purchase Agreement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

By executing and delivering this Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the other parties to the Series 2023-2 Class A-1 Note Purchase Agreement as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2023-2 Supplement, the Series 2023-2 Class A-1 Note Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2023-2 Class A-1 Notes, the Transaction Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of the Issuer’s obligations under the Indenture, the Series 2023-2 Class A-1 Note Purchase Agreement, the Transaction Documents or any other instrument or document furnished pursuant thereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture, the Series 2023-2 Supplement, the Series 2023-2 Class A-1 Note Purchase Agreement and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Series 2023-2 Class A-1 Administrative Agent, the Transferor, the Funding Agent or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2023-2 Class A-1 Note Purchase Agreement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Series 2023-2 Class A-1 Administrative Agent to take such action and to exercise such powers under the Series 2023-2 Class A-1 Note Purchase Agreement as are delegated to the Series 2023-2 Class A-1 Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article V of the Series 2023-2 Class A-1 Note Purchase Agreement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes its related Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2023-2 Class A-1 Note Purchase Agreement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article V of the Series 2023-2 Class A-1 Note Purchase Agreement; (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Series 2023-2 Class A-1 Note Purchase Agreement are required to be performed by it as an Acquiring Committed Note Purchaser; and (viii) each Acquiring Committed Note Purchaser hereby represents and warrants to the Issuer and the Manager that: (A) it has had an opportunity to discuss the Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Issuer, and the Manager and their respective representatives; (B) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2023-2 Class A-1 Notes; (C) it is purchasing the Series 2023-2 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in clause (viii)(B) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act with respect to the Series 2023-2 Class A-1 Notes; (D) it understands that (I) the Series 2023-2 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Issuer, (II) the Issuer is not required to register the Series 2023-2 Class A-1 Notes, (III) any permitted transferee hereunder must meet the criteria described under clause (viii)(B) above and (IV) any transfer must comply with the provisions of Section 2.02 of the Base Indenture and Section 9.03 or 9.17, as applicable, of the Series 2023-2 Class A-1 Note Purchase Agreement; (E) it will comply with the requirements of clause (viii)(D) above in connection with any transfer by it of the Series 2023-2 Class A-1 Notes; (F) it understands that the Series 2023-2 Class A-1 Notes will bear the legend set out in the form of Series 2023-2 Class A-1 Notes attached to the Series 2023-2 Supplement and be subject to the restrictions on transfer described in such legend; (G) it will obtain for the benefit of the Issuer from any purchaser of the Series 2023-2 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs; and (H) it has executed a Purchaser’s Letter substantially in the form of Exhibit D to the Series 2023-2 Class A-1 Note Purchase Agreement.

Schedule I hereto sets forth (i) the Purchased Percentage for each Acquiring Committed Note Purchaser, (ii) the revised Commitment Amounts of the Transferor and each Acquiring Committed Note Purchaser, (iii) the revised Maximum Investor Group Principal Amounts for the Investor Groups of the Transferor and each Acquiring Committed Note Purchaser (it being understood that if the Transferor was part of a Conduit Investor’s Investor Group and the Acquiring Committed Note Purchaser is intended to be part of the same Investor Group, there will not be any change to the Maximum Investor Group Principal Amount for that Investor Group) and (iv) administrative information with respect to each Acquiring Committed Note Purchaser and its related Funding Agent.

This Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ON THE SERIES 2023-2 CLASS A-1 NOTE PURCHASE AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT AND ASSUMPTION AGREEMENT OR THE SERIES 2023-2 CLASS A-1 NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS ASSIGNMENT AND ASSUMPTION AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

[ ], as Transferor

By:
Name:
Title:

By:
Name:
Title:

[ ], as Acquiring Committed Note Purchaser

By:
Name:
Title:

[ ], as Funding Agent

By:
Name:
Title:

CONSENTED AND ACKNOWLEDGED BY THE ISSUER:

FRONTIER ISSUER LLC,
as the Issuer

By:
Name:
Title:

SCHEDULE I TO
ASSIGNMENT AND ASSUMPTION AGREEMENT

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT AMOUNTS

[____________________], as Transferor

Prior Commitment Amount:	$[ ]

Revised Commitment Amount:	$[ ]

Prior Maximum Investor Group

Principal Amount:	$[ ]

Revised Maximum Investor Group Principal Amount:	$[ ]

Related Conduit Investor (if applicable)	[ ]

[	], as

Acquiring Committed Note Purchaser Address:

Attention:

Telephone:

Email:

Purchased Percentage of Transferor’s Commitment:	[ ]%

Prior Commitment Amount:	$[ ]

Revised Commitment Amount:	$[ ]

Prior Maximum Investor Group

Principal Amount:	$[ ]

Revised Maximum Investor Group Principal Amount:	$[ ]

Related Conduit Investor (if applicable)	[ ]

[_____________________], as related Funding Agent

Address:

Attention:

Telephone:

Email:

EXHIBIT C TO CLASS A-1
NOTE PURCHASE AGREEMENT

INVESTOR GROUP SUPPLEMENT, dated as of [          ], among (i) [       ] (the “Transferor Investor Group”), (ii) [          ] (the “Acquiring Investor Group”), (iii) the Funding Agent with respect to the Acquiring Investor Group listed on the signature pages hereof (each, a “Funding Agent”), and (iv) the Issuer.

W I T N E S S E T H:

WHEREAS, this Investor Group Supplement is being executed and delivered in accordance with Section 9.17(c) of that certain Series 2023-2 Class A-1 Note Purchase Agreement, dated as of August 24, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2023-2 Class A-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined) among Frontier Issuer LLC, as the Issuer, AssetCo, Frontier Communications Holdings, LLC, as the Manager, the Conduit Investors, the Committed Note Purchasers for each Investor Group, the Funding Agents, and Barclays Bank PLC, as the Series 2023-2 Class A-1 Administrative Agent.;

WHEREAS, the Acquiring Investor Group wishes to become a Conduit Investor and [a] Committed Note Purchaser[s] with respect to such Conduit Investor under the Series 2023-2 Class A-1 Note Purchase Agreement; and

WHEREAS, the Transferor Investor Group is selling and assigning to the Acquiring Investor Group [all] [a portion of] its respective rights, obligations and commitments under the Series 2023-2 Class A-1 Note Purchase Agreement, the Series 2023-2 Class A-1 Notes and each other Transaction Document to which it is a party with respect to the percentage of its Commitment Amount specified on Schedule I attached hereto;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Investor Group Supplement by the Acquiring Investor Group, each related Funding Agent with respect thereto, the Transferor Investor Group and, to the extent required by Section 9.17(c) of the Series 2023-2 Class A-1 Note Purchase Agreement (the date of such execution and delivery, the “Transfer Issuance Date”) the Issuer, the Conduit Investor and the Committed Note Purchaser[s] with respect to the Acquiring Investor Group shall be parties to the Series 2023-2 Class A-1 Note Purchase Agreement for all purposes thereof.

The Transferor Investor Group acknowledges receipt from the Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Transferor Investor Group and the Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Acquiring Investor Group (the Acquiring Investor Group’s “Purchased Percentage”) of (i) the aggregate Commitment[s] of the Committed Note Purchaser[s] included in the Transferor Investor Group under the Series 2023-2 Class A-1 Note Purchase Agreement and (ii) the aggregate related Committed Note Purchaser Percentage[s] of the related Investor Group Principal Amount. The Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Acquiring Investor Group, without recourse, representation or warranty, and the Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Transferor Investor Group, such Acquiring Investor Group’s Purchased Percentage of (x) the aggregate Commitment[s] of the Committed Note Purchaser[s] included in the Transferor Investor Group under the Series 2023-2 Class A-1 Note Purchase Agreement and (y) the aggregate related Committed Note Purchaser Percentage[s] of the related Investor Group Principal Amount.

The Transferor Investor Group has made arrangements with the Acquiring Investor Group with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Investor Group to such Acquiring Investor Group of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor Investor Group pursuant to Section 3.02 of the Series 2023-2 Class A-1 Note Purchase Agreement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Investor Group to the Transferor Investor Group of Fees or [     ] received by such Acquiring Investor Group pursuant to the Series 2023-2 Supplement from and after the Transfer Issuance Date].

From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Transferor Investor Group pursuant to the Series 2023-2 Supplement or the Series 2023-2 Class A-1 Note Purchase Agreement shall, instead, be payable to or for the account of the Transferor Investor Group and the Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

Each of the parties to this Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Investor Group Supplement.

The Acquiring Investor Group has executed and delivered to the Issuer (with a copy to the Indenture Trustee) a Purchaser’s Letter substantially in the form of Exhibit D to the Series 2023-2 Class A-1 Note Purchase Agreement.

By executing and delivering this Investor Group Supplement, the Transferor Investor Group and the Acquiring Investor Group confirm to and agree with each other and the other parties to the Series 2023-2 Class A-1 Note Purchase Agreement as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2023-2 Supplement, the Series 2023-2 Class A-1 Note Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2023-2 Class A-1 Notes, the Transaction Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of the Issuer’s obligations under the Indenture, the Series 2023-2 Supplement, the Series 2023-2 Class A-1 Note Purchase Agreement, the Transaction Documents or any other instrument or document furnished pursuant thereto; (iii) the Acquiring Investor Group confirms that it has received a copy of the Indenture, the Series 2023-2 Supplement, the Series 2023-2 Class A-1 Note Purchase Agreement and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Supplement; (iv) the Acquiring Investor Group will, independently and without reliance upon the Series 2023-2 Class A-1 Administrative Agent, the Transferor Investor Group, the Funding Agents or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2023-2 Class A-1 Note Purchase Agreement; (v) the Acquiring Investor Group appoints and authorizes the Series 2023-2 Class A-1 Administrative Agent to take such action and to exercise such powers under the Series 2023-2 Class A-1 Note Purchase Agreement as are delegated to the Series 2023-2 Class A-1 Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article V of the Series 2023-2 Class A-1 Note Purchase Agreement; (vi) each member of the Acquiring Investor Group appoints and authorizes its related Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2023-2 Class A-1 Note Purchase Agreement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article V of the Series 2023-2 Class A-1 Note Purchase Agreement; (vii) each member of the Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Series 2023-2 Class A-1 Note Purchase Agreement are required to be performed by it as a member of the Acquiring Investor Group; and (viii) each member of the Acquiring Investor Group hereby represents and warrants to the Issuer and the Manager that: (A) it has had an opportunity to discuss the Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Issuer and the Manager and their respective representatives; (B) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2023-2 Class A-1 Notes; (C) it is purchasing the Series 2023-2 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in clause (viii)(B) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act with respect to the Series 2023-2 Class A-1 Notes; (D) it understands that (I) the Series 2023-2 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Issuer, (II) the Issuer is not required to register the Series 2023-2 Class A-1 Notes, (III) any permitted transferee hereunder must meet the criteria described under clause (viii)(B) above and (IV) any transfer must comply with the provisions of Section 2.02 of the Base Indenture and Section 9.03 or 9.17, as applicable, of the Series 2023-2 Class A-1 Note Purchase Agreement; (E) it will comply with the requirements of clause (viii)(D) above in connection with any transfer by it of the Series 2023-2 Class A-1 Notes; (F) it understands that the Series 2023-2 Class A-1 Notes will bear the legend set out in the form of Series 2023-2 Class A-1 Notes attached to the Series 2023-2 Supplement and be subject to the restrictions on transfer described in such legend; (G) it will obtain for the benefit of the Issuer from any purchaser of the Series 2023-2 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs; and (H) it has executed a Purchaser’s Letter substantially in the form of Exhibit D to the Series 2023-2 Class A-1 Note Purchase Agreement.

Schedule I hereto sets forth (i) the Purchased Percentage for the Acquiring Investor Group, (ii) the revised Commitment Amounts of the Transferor Investor Group and the Acquiring Investor Group, (iii) the revised Maximum Investor Group Principal Amounts for the Transferor Investor Group and the Acquiring Investor Group and (iv) administrative information with respect to the Acquiring Investor Group and its related Funding Agent.

This Investor Group Supplement and all matters arising under or in any manner relating to this Investor Group Supplement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ON THE SERIES 2023-2 CLASS A-1 NOTE PURCHASE AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INVESTOR GROUP SUPPLEMENT OR THE SERIES 2023-2 CLASS A-1 NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS INVESTOR GROUP SUPPLEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

[ ], as Transferor Investor Group

By:
Name:
Title

[ ], as Acquiring Investor Group

By:
Name:
Title:

[ ], as Funding Agent

By:
Name:
Title

CONSENTED AND ACKNOWLEDGED
BY THE ISSUER:

FRONTIER ISSUER LLC,
as the Issuer

By:
Name:
Title:

SCHEDULE I TO
INVESTOR GROUP SUPPLEMENT

LIST OF ADDRESSES FOR NOTICES

AND OF COMMITMENT AMOUNTS

[____________________], as Transferor Investor Group

Prior Commitment Amount:	$[ ]

Revised Commitment Amount:	$[ ]

Prior Maximum Investor Group Principal Amount:	$[ ]

Revised Maximum Investor Group Principal Amount:	$[ ]

[_______________________], as Acquiring Investor Group

Address:

Attention:

Telephone:

Email:

Purchased Percentage of Transferor Investor Group’s Commitment:	[_______]%

Prior Commitment Amount:	$[________]

Revised Commitment Amount:	$[______]

Prior Maximum Investor Group Principal Amount:	$[________

Revised Maximum Investor Group Principal Amount:	$[_______

[_________________________________], as related Funding Agent

Address:

Attention:

Telephone:

Email:

EXHIBIT D TO CLASS A-1
NOTE PURCHASE AGREEMENT

[FORM OF PURCHASER’S LETTER]

[INVESTOR]
[INVESTOR ADDRESS]
Attention: [INVESTOR CONTACT]	[Date]

Ladies and Gentlemen:

Reference is hereby made to that certain Series 2023-2 Class A-1 Note Purchase Agreement, dated as of August 24, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2023-2 Class A-1 Note Purchase Agreement”; terms defined therein being used herein as therein defined) among Frontier Issuer LLC, as the Issuer, AssetCo, Frontier Communications Holdings, LLC, as the Manager, the Conduit Investors, the Committed Note Purchasers for each Investor Group, the Funding Agents, and Barclays Bank PLC, as the Series 2023-2 Class A-1 Administrative Agent, relating to the offer and sale (the “Offering”) of $500,000,000 in maximum principal amount of Series 2023-2 Variable Funding Senior Notes, Class A-1 (the “Series 2023-2 Class A-1 Notes”) of the Issuer.  The Offering will not be required to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) under an exemption from registration granted in Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.  Unless otherwise defined herein, capitalized terms have the definitions ascribed to them in the Series 2023-2 Class A-1 Note Purchase Agreement. Please confirm with us your acknowledgement and agreement with the following:

(a)
You are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Accredited Investor”) and have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and are able and prepared to bear the economic risk of investing in, the Series 2023-2 Class A-1 Notes.

(b)
None of the Issuer or its Affiliates (i) has provided you with any information with respect to the Issuer, the Series 2023-2 Class A-1 Notes or the Offering other than the information contained in the Series 2023-2 Class A-1 Note Purchase Agreement, or (ii) makes any representation as to the credit quality of the Issuer or the merits of an investment in the Series 2023-2 Class A-1 Notes. The Issuer has not provided you with any legal, business, tax or other advice in connection with the Offering or your possible purchase of the Series 2023-2 Class A-1 Notes.

(c)
You acknowledge that you have completed your own diligence investigation of the Issuer and the Series 2023-2 Class A-1 Notes and have had sufficient access to the agreements, documents, records, officers and directors of the Issuer to make your investment decision related to the Series 2023-2 Class A-1 Notes. You further acknowledge that you have had an opportunity to discuss the Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Issuer and the Manager and their respective representatives.

(d)
The Funding Agents may currently or in the future own securities issued by, or have business relationships (including, among others, lending, depository, risk management, advisory and banking relationships) with, the Issuer and its affiliates, and the Funding Agents will manage such security positions and business relationships as they determine to be in their respective best interests, without regard to the interests of the holders of the Series 2023-2 Class A-1 Notes.

(e)
You are purchasing the Series 2023-2 Class A-1 Notes for your own account, or for the account of one or more Persons who are Accredited Investors and who meet the criteria described in paragraph (a) above and for whom you are acting with complete investment discretion, for investment purposes only and not with a view to a distribution (but without prejudice to our right at all times to sell or otherwise dispose of the Series 2023-2 Class A-1 Notes in accordance with clause (f) below) in violation of the Securities Act, subject, nevertheless, to the understanding that the disposition of your property shall at all times be and remain within your control, and neither you nor your Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act, or the rules and regulations promulgated thereunder with respect to the Series 2023-2 Class A-1 Notes. You confirm that, to the extent you are purchasing the Series 2023-2 Class A-1 Notes for the account of one or more other Persons, (i) you have been duly authorized to make the representations, warranties, acknowledgements and agreements set forth herein on their behalf and (ii) the provisions of this letter constitute legal, valid and binding obligations of you and any other Person for whose account you are acting.

(f)
You understand that (i) the Series 2023-2 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Issuer, (ii) the Issuer is not required to register the Series 2023-2 Class A-1 Notes, (iii) any permitted transferee under the Series 2023-2 Class A-1 Note Purchase Agreement must be an Accredited Investor and (iv) any transfer must comply with the provisions of Section 2.02 of the Base Indenture and Section 9.03 or 9.17 of the Series 2023-2 Class A-1 Note Purchase Agreement, as applicable.

(g)	You will comply with the requirements of paragraph (f) above in connection with any transfer by you of the Series 2023-2 Class A-1 Notes.

(h)
You understand that the Series 2023-2 Class A-1 Notes will bear the legend set out in the form of the Series 2023-2 Class A-1 Notes attached to the Indenture and be subject to the restrictions on transfer described in such legend.

(i)
Either (i) you are not acquiring, holding or subsequently disposing of the Series 2023-2 Class A-1 Notes for or on behalf of, or with the assets of, any plan, account or other arrangement that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any Similar Law (as defined in the Indenture) or (ii) your purchase and holding of the Series 2023-2 Class A-1 Notes will not constitute or result in  a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

(j)	You will obtain for the benefit of the Issuer from any purchaser of the Series 2023-2 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

You understand that the Issuer will rely upon this letter agreement in connection with the Offering. You agree to notify the Issuer (with a copy to the Indenture Trustee) promptly in writing if any of your representations, acknowledgements or agreements herein cease to be accurate and complete. You irrevocably authorize the Issuer to produce this letter to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters set forth herein.

FRONTIER ISSUER LLC, as the Issuer

By:
Name:
Title:

Agreed and Acknowledged:

[INVESTOR]

By:
Name:
Title:

EXHIBIT E TO CLASS A-1
NOTE PURCHASE AGREEMENT

[FORM OF VOLUNTARY DECREASE]

TO: Citibank, N.A.,
as Indenture Trustee
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust – Frontier Issuer LLC, Series 2023-2
Telephone: (888) 855-9695
Email: call (888) 855-9695 to obtain

Barclays Bank PLC
as Series 2023-2 Class A-1 Administrative Agent
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Securitized Products Origination
Email: BarCapConduitOps@barclays.com, ASGReports@barclays.com, michael.metallo@barclays.com, piotr.pogorzelski@barclays.com and jenny.wang@barclays.com

Drivetrain Agency Services, LLC
as Servicer
410 Park Avenue, Suite 900
New York, NY 10022
Attention: Tim Daileader
Email: tdaileader@drivetrainllc.com
Ladies and Gentlemen:

Reference is made to (a) that certain Series 2023-2 Class A-1 Note Purchase Agreement, dated as of August 24, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2023-2 Class A-1 Note Purchase Agreement”), by and among Frontier Issuer LLC (the “Issuer”), AssetCo (together with the Issuer, the “Obligors”), Frontier Communications Holdings, LLC (the “Manager”), the Conduit Investors, the Committed Note Purchasers for each Investor Group, the Funding Agents, and Barclays Bank PLC, as the Series 2023-2 Class A-1 Administrative Agent (in such capacity, the “Administrative Agent”) and (b) that certain Series 2023-2 Supplement, dated as of August 24, 2023 (the “Series 2023-2 Supplement”) to the Base Indenture, dated as of August 8, 2023 (the “Base Indenture”), in each case, by and between the Obligors and Citibank, N.A., as Indenture Trustee (in such capacity, the “Indenture Trustee”).  Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under or as provided in the Series 2023-2 Class A-1 Note Purchase Agreement or the Series 2023-2 Supplement.

Pursuant to Section 2.02(d) of the Series 2023-2 Class A-1 Note Purchase Agreement, the undersigned hereby gives the Indenture Trustee, the Administrative Agent and the Servicer notice of a Voluntary Decrease and directs that the following amounts be paid on [                ] (the “Voluntary Decrease Date”).

Principal: $[  ]

Interest: $[  ]

Breakage Amount (if any): $[  ]

The undersigned has executed and delivered this payment direction on the ____ day of _____, _____.

[ ], as Manager on behalf of
the Issuer

By:
Name:
Title:

E-1